UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

ArcBest Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ArcBest

More Than Logistics

2022 PROXY STATEMENT

& NOTICE OF ANNUAL MEETING

APRIL 27, 2022

8:00 a.m. Central Daylight Time

In-Person and Virtual Meeting

Register at www.proxydocs.com/arcb

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ArcBest® is a multibillion-dollar integrated logistics company that leverages our technology and full suite of shipping and logistics solutions to meet our customers’ critical supply chain needs and help keep the global supply chain moving.

We started in 1923 as a local Arkansas freight hauler, and today, through organic growth, smart strategic acquisitions, visionary leadership and a mindset focused on the future, we’re a publicly traded, global, $4 billion logistics powerhouse with over 14,000 employees across more than 250 campuses and service centers.

We find a way — through the power of our integrated solutions

We see the world through our customers’ eyes, and through the power of our integrated solutions, we help them respond to even the most rigorous market demands. The insights needed to do this are driven by our innovative spirit and championed by experts across our business who find a way to get the job done, no matter what.

We listen and we’re agile

By thoughtfully analyzing real-time industry data and listening to our customers, we learn what works and customize transformative solutions that save money, drive growth and make it easier for them to do business.

Our relationships are built on trust

We serve as a trusted advisor — an extension of our customers’ teams. We’re transparent and consistent. And we understand that it’s more than just knowing their business. It’s about developing true connections, so when they need a solution to a problem, they call us first.

Our people are at the heart of our success

We’re where we are today, on the cusp of our 100th anniversary, for one reason: our people. They’re at the very heart of our success and what makes us an industry leader. We’re building a workplace that embraces all cultures, languages, perspectives and experiences — so we can provide the best atmosphere for our employees and the best service to our customers.

We’re Values Driven

CREATIVITY We create solutions.	INTEGRITY We do the right thing.	COLLABORATION We work together.

GROWTH We grow our people and our business.	EXCELLENCE We exceed expectations.	WELLNESS We embrace total health.

Every day, we work toward our mission: to connect and positively impact the world through solving logistics challenges.

Welcome to ArcBest.

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TABLE OF CONTENTS

VOLUNTARY ELECTRONIC DELIVERY OF PROXY MATERIALS	4
LETTER TO OUR STOCKHOLDERS FROM ARCBEST CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER	5
ARCBEST CORPORATE CITIZENSHIP 2021 HIGHLIGHTS	6
ENVIRONMENTAL SUSTAINABILITY	6
COMMUNITY	6
DIVERSITY, EQUITY, AND INCLUSION	7
TRAINING AND EDUCATION	7
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	8
PROXY SUMMARY	9
KEY COMPENSATION GOVERNANCE POLICIES	12
PROPOSAL I. ELECTION OF DIRECTORS	13
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.	13
DIRECTOR NOMINEES	13
BOARD SKILLS PROFILE	17
BOARD DIVERSITY MATRIX	18
GOVERNANCE OF THE COMPANY	19
BOARD LEADERSHIP STRUCTURE	19
DIRECTOR INDEPENDENCE	20
HOW DIRECTORS ARE SELECTED	20
BOARD’S ROLE IN RISK OVERSIGHT	20
COMMITTEES OF THE BOARD	21
ATTENDANCE AT MEETINGS	22
OTHER BOARD POLICIES	22
CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES	23
RELATED PARTY TRANSACTIONS	23
CERTAIN TRANSACTIONS AND RELATIONSHIPS	23
DIRECTOR COMPENSATION	24
CASH COMPENSATION	24
EQUITY-BASED AWARDS	24
MISCELLANEOUS COMPENSATION ITEMS	24
STOCK OWNERSHIP POLICY FOR NON-EMPLOYEE DIRECTORS	25
2021 DIRECTOR COMPENSATION TABLE	26
EXECUTIVE OFFICERS OF THE COMPANY	27
EXECUTIVE COMPENSATION	29
COMPENSATION DISCUSSION & ANALYSIS	29
COMPENSATION COMMITTEE REPORT	43
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	43
SUMMARY COMPENSATION TABLE	44
2021 GRANTS OF PLAN-BASED AWARDS	46
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE	47
OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END	48
2021 OPTION EXERCISES AND STOCK VESTED	49
2021 EQUITY COMPENSATION PLAN INFORMATION	49
2021 PENSION BENEFITS	50
2021 NON-QUALIFIED DEFERRED COMPENSATION	51
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	52
CEO PAY RATIO	58
PROPOSAL II. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	59
REPORT OF THE AUDIT COMMITTEE	60
PROPOSAL III. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62
INDEPENDENT AUDITOR’S FEES AND SERVICES	63
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP	64
DELINQUENT SECTION 16(A) REPORTS	65
INFORMATION ABOUT THE MEETING	66
RECORD DATE	66
VOTING	66
OTHER MATTERS	68
COST OF SOLICITATION	68
STOCKHOLDER COMMUNICATION WITH THE BOARD	68
PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING	68
HOUSEHOLDING OF PROXY MATERIALS	69

/ 2022 PROXY STATEMENT	arcb.com/investor-relations

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VOLUNTARY ELECTRONIC DELIVERY OF PROXY MATERIALS

ArcBest encourages stockholders to voluntarily elect to receive all proxy materials electronically. The benefits of e-delivery are:			Our Commitment to the Environment

■ you receive immediate and convenient access to the materials	■ you can help reduce our impact on the environment	■ you can help us to reduce our printing and mailing costs

ArcBest® is committed to positively impacting the world by addressing environmental issues and finding solutions that make it a better place to live. We actively explore and implement green initiatives that improve energy efficiency and reduce harmful emissions. From building an eco-friendly corporate headquarters, to governing tractor speed and embracing aerodynamic truck designs, we’re focused on creating a culture of environmental awareness.

Opt-in for e-Delivery

ArcBest will donate $1.00 to United Way of Fort Smith Area on behalf of every stockholder who elects e-delivery of proxy materials.

United Way of Fort Smith Area has provided change in our area since 1928 by mobilizing our community in ways that no single agency, individual, or government can to enhance the ability of people to care for one another. ArcBest has served as a Pacesetter Company for the United Way of Fort Smith Area for more than 20 years, contributing to those in need and investing in programs that provide education, childcare, shelter and food in the communities where we live and work.

By enrolling for e-delivery of proxy materials, you can join our efforts in support of United Way while also helping us continue making progress toward a healthier environment.

Stockholders of Record Enroll at www.proxyconsent.com/arcb or scan the QR code	Beneficial Owners Enroll at www.icsdelivery.com, scan the QR code, or contact your bank or broker

Environmental Impact Statement

The adoption of electronic delivery of proxy materials by ArcBest stockholders to date has resulted in the elimination of 4,091 sets of proxy materials and reduced the impact on the environment by the following estimates:

Using 8.1 fewer tons of wood, or the equivalent of 48 trees	Saving 43,830 gallons of water, or the equivalent of the amount of water used by 31 clothes washers operated for one year
Using 52.1 million fewer BTUs, or the equivalent of the amount of energy used by 62 refrigerators for one year	Eliminating 2,413 pounds of solid waste
Using 36,860 fewer pounds of GHG, including CO2, or the emissions of 3.3 automobiles running for one year	Reducing particulate matter impact by the equivalent of that caused by 24.2 gasoline-powered passenger cars for one year
Environmental impact estimates were made using the Environmental Paper Network Paper Calculator Version 4.0. For more information visit www.papercalculator.org.

 / 2022 PROXY STATEMENT    4

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Letter to our Stockholders from ArcBest Chairman, President & Chief Executive Officer

Judy R. McReynolds

ArcBest Chairman, President & Chief Executive Officer

March 18, 2022

“Our people are truly at the heart of our success, and I’m very proud to be part of ArcBest.”

$4.0B
TOTAL REVENUE IN 2021, AN INCREASE OF 35% VS 2020
+196.7%
INCREASE IN EARNINGS PER DILUTED SHARE VS 2020

Dear ArcBest Stockholders,

I am pleased to invite you to attend the ArcBest Corporation Annual Meeting on Wednesday, April 27, 2022 at 8:00 a.m. CDT. The Annual Meeting will be held both in-person at our corporate headquarters, 8401 McClure Drive, Fort Smith, Arkansas 72916, and virtually at www.proxydocs.com/arcb. As we approach the meeting in April, I would like to acknowledge progress toward our growth strategy in 2021 and provide you with a foundation for where our business is today.

In 2021, ArcBest achieved many financial milestones, including the highest quarterly and annual revenue and operating income in our company’s history and a record stock price. Despite supply chain challenges across the world, market demand reached all-time highs. While this demand environment certainly helped our business, we credit these accomplishments to our team’s unwavering commitment to ArcBest’s strategic vision. This commitment, combined with years of hard work, set us up for success in 2021 and gives me great confidence in the future as we continue to expand our position as an integrated logistics leader.

Looking ahead, we know we have the right people, resources and technology in place to continue leading the industry and moving the global supply chain forward. To do this successfully, we view our business through our customers’ eyes, develop deep, trusted relationships and create customized solutions that meet their needs. This mindset sets us apart and is why nearly 80 percent of current business volumes are with customers who have done business with us for more than 10 years.

Our commitment to customers runs deep — to stay ahead, we’re always looking for ways to better serve them. In fact, ArcBest is now a top 15 truckload broker in the U.S. due to our November 2021 acquisition of MoLo Solutions, one of the fastest-growing truckload brokerages in America. Through this acquisition, we increased the scale of our truckload service and created a more balanced mix of asset-based and asset-light revenue.

As part of our growth strategy, our team also continues to focus on our efforts in the Environmental, Social and Governance (ESG) front, all guided by our mission of connecting and positively impacting the world through solving logistics challenges. While there is still much work to be done, we remain committed to doing things better every day as we improve the sustainability of our operations, build a better place to work for our more than 14,000 employees and give back to the communities where we live and do business.

I also want to take the time to give credit where credit is due. We would not be where we are today without our talented employees and the committed leadership team alongside me — this team is truly the heart of our success and helps drive our strategy forward every day.

At the Annual Meeting, shareholders will have an opportunity to ask questions about important topics related to ArcBest’s business and activities and receive further updates on the company’s initiatives and performance. At this year’s meeting, you also will be asked to vote on three proposals listed in the enclosed Notice of Annual Meeting: the election of nine nominees to serve on our Board of Directors for a one-year team, the advisory vote to approve executive compensation, and the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2022. Please take time to review the information on each of the proposals contained within the Proxy Statement. The Board of Directors recommends that you vote FOR each of the proposals. The Notice and Proxy Statement will also provide information about how you can vote your shares if you are joining remotely.

On behalf of our Board of Directors and our team members, I appreciate your ongoing support and look forward to another strong year ahead.

Very truly yours,

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2021 HIGHLIGHTS

At ArcBest, we understand that our ongoing environmental, social and governance (ESG) efforts benefit all stakeholders. In 2021, we reaffirmed and advanced our commitment to sustainability in our industry, philanthropy and volunteerism in our communities, inclusion and belonging in our workplace, and learning resources for our workforce.

Environmental Sustainability

We’re proud to have earned Bronze medal status for our 2021 sustainability rating from EcoVadis, a sustainability intelligence provider that rates more than 85,000 companies worldwide. Covering criteria across four themes (Environment, Labor & Human Rights, Ethics and Sustainable Procurement), Bronze status recognizes companies performing in the top 50% of all companies rated.

As a 2021 recipient of the EPA’s SmartWay Excellence Award and 5-time winner overall, we make it a priority to minimize fuel consumption and regularly replace older equipment with newer, cleaner models to reduce emissions. ABF Freight has voluntarily governed maximum truck speeds to conserve fuel since 1976, currently limiting speeds to 66 mph. Our truck engines are equipped with automatic shut offs that reduce idle time, and we’re piloting yard tractors, forklifts and Class 6 trucks powered by electric batteries to further reduce emissions.

We continue efforts to operate more efficiently through our Facility Enhancement and Growth plan, designed to help standardize sustainability updates across our locations. We’re actively upgrading to LED lighting systems, pursuing the addition of solar panels, and upgrading to low-flow fixtures as part of builds and remodels.

We’re also working hard to better understand our overall carbon footprint, establishing an environmental task force in 2021 with the goal of recording, analyzing and disclosing greenhouse gas (GHG) emissions data in 2022.

These efforts demonstrate how ArcBest is moving forward in our commitment to making the world a better, safer place to live. We understand the impact our company has on the environment, and we continue to seek more sustainable approaches across our facilities, equipment and transportation solutions.

5X WINNER OF THE SMARTWAY EXCELLENCE AWARD	ESTABLISHED ENVIRONMENTAL TASK FORCE FOCUSED ON GHG EMISSIONS

Community

We continue our commitment to support the communities where we have a presence. In 2021, we donated $2.4 million to 135 different charitable organizations and educational institutions, including a $1 million donation to the Peak Innovation Center in Fort Smith, Arkansas. Alongside these donations, employees have also volunteered their time to numerous causes. Even during an ongoing pandemic, employees rallied together to launch a “Girls Who Code” club at a local high school, to exchange pen pal letters with nearly 60 elementary students, and to participate in the United Way of Fort Smith Day of Caring.

Through our partnership with Polaris, over 500 employees completed online training to learn about the myths, facts, and statistics related to human trafficking and the use of social media.

We believe that returning service members deserve support and opportunity when transitioning to civilian life. Over 1,100 active employees are veterans or active service members. Since 2016, we have also partnered with Project Hero – a national organization dedicated to the rehabilitation of injured veterans and first responders – and are proud to donate our supply chain solutions to their cause.

$2.4M DONATED TO COMMUNITIES AND SCHOOLS	EMPLOYER OF 1,100+ VETERANS AND ACTIVE SERVICE MEMBERS

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Diversity, Equity, and Inclusion

In 2021, listening to our people and their feedback, our diversity, equity and inclusion (DEI) journey was a top priority. We hosted 10 diversity, equity, and inclusion focus groups with employees around the country. We also rolled out foundational DEI training to all people leaders on the importance and impact of an inclusive culture. Over 85% of our management employees have completed the DEI training.

At the end of the year, we unveiled our three-year DEI strategic roadmap. This roadmap will guide our inclusion initiatives by ensuring we live true to our values and embrace and encourage diverse experiences and perspectives.

We are intentional in our efforts to attract, hire, and retain diverse and underrepresented talent. Our 2021 new hires represented a variety of backgrounds and experiences, with 55% of them being diverse as categorized by gender, race, ethnicity, or military status. Additionally, new hires are required to complete anti-harassment training.

Since 2015, we have focused our efforts on supporting and hiring veterans, as well as expanding our military partnerships. Last year, our partnerships with the Teamsters Military Assistance Program (TMAP) and our own ABF Military Partnerships for Supervisor (AMPS) program resulted in 268 veteran new hires.

10 DEI FOCUS GROUPS HOSTED ACROSS THE ORGANIZATION	55% OF NEW HIRE GENDER, RACE, ETHNICITY, AND MILITARY DIVERSITY ACHIEVED

Training and Education

We strive to ensure our employees have the tools necessary to succeed and grow in their roles. In order to facilitate this development, employees have access to thousands of online modules, as well as instructor-led sessions. In 2021, 4,800 employees completed over 66,000 hours of training across the organization. ArcBest was also recognized as a 2021 Training Top 100 winner by Training magazine, marking our 12th year on the magazine’s list of top companies for employer-sponsored workforce training and development.

The ArcBest Educational Assistance Program assists full-time employees in their efforts to improve job skills by reimbursing a percentage of the cost for educational courses. In 2021, over $153,000 was reimbursed to employees pursuing graduate certificates and master’s degrees.

Not only do we want our employees to develop in their roles, we also want to ensure everyone has a positive workplace experience at ArcBest and feels comfortable providing feedback. In our annual employee engagement survey for 2021, we achieved an 85% participation rate and an overall favorability score of 80% for non-contractual employees.

66K+ HOURS OF TRAINING PROVIDED ACROSS THE ORGANIZATION	2021 TRAINING TOP 100, OUR 12TH YEAR ON TRAINING MAGAZINE’S TOP RANKING LIST

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APRIL 27, 2022 8:00 a.m. Central Daylight Time In-Person and Virtual Meeting Register to attend virtually at www.proxydocs.com/arcb

NOTICE of Annual Meeting of Stockholders ArcBest Corporation

TO THE STOCKHOLDERS OF ARCBEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (“ArcBest” or the “Company”) on April 27, 2022 at 8:00 a.m. (CDT). You may attend in person at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916 or virtually via the internet at www.proxydocs.com/arcb.

The annual meeting is being convened for the following purposes:

I.

To elect nine directors for a one-year term to expire at the 2023 Annual Meeting of Stockholders;

II.

To conduct an advisory vote to approve executive compensation;

III.

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022; and

IV.

To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

By Order of the Board of Directors, March 18, 2022.

Michael Johns

Vice President—General Counsel and Corporate Secretary

RECORD DATE; PROXIES

Only stockholders of record at the close of business February 28, 2022, are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Even if you plan to attend the meeting, please follow the instructions to vote by Internet or by telephone, or complete, sign, date and return your proxy card if you received one, as promptly as possible. It is important that your shares be represented at the meeting. For more information about how to attend the annual meeting, see “Information About the Meeting” on page 66 of this Proxy Statement. If you hold your shares in “street name” through a brokerage firm or bank, then your brokerage firm or bank is responsible for voting on your behalf based on your instructions. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement. If you hold your shares in street name and you wish to personally vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares. For more information on how to vote, see “Information About the Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 27, 2022: The Proxy Statement and 2021 Annual Report are available at www.proxydocs.com/arcb.

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

HOW TO VOTE
Please refer to the following proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET www.proxydocs.com/arcb	BY PHONE 1-866-883-3382 (automated line)	BY MAIL If you received paper copies of your proxy materials, sign, date and return the proxy card in the postage-paid envelope provided	VIRTUALLY OR IN PERSON You can attend the Annual Meeting either in person or virtually (advance registration required) and vote, even if you gave a proxy in advance

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PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION FROM THIS PROXY STATEMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES. FOR MORE COMPLETE INFORMATION REGARDING ARCBEST’S 2021 PERFORMANCE, PLEASE REVIEW OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021.

Annual Meeting Information

WHEN	WHERE	RECORD DATE
Wednesday, April 27, 2022, at 8:00 a.m. (CDT)	At the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916 and virtually via the internet at www.proxydocs.com/arcb	February 28, 2022

Meeting Agenda

This Proxy Statement is furnished to the stockholders of the Company in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Annual Meeting. The matters we will act upon at the Annual Meeting are:

Proposal	Board Voting Recommendation	Vote Required to Pass	Where to Find More Information
Elect nine directors for a one-year term	FOR all nominees	A nominee is elected by a plurality of the votes cast	Page 13
Approve, on an advisory basis, the Company’s executive compensation	FOR	The affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote	Page 59
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022	FOR	The affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote	Page 62

What’s New?
◼

As part of our efforts to improve our environmental impact, we encourage stockholders to voluntarily elect to receive all proxy materials electronically. As a “Thank you”, we will donate $1.00 to United Way on behalf of every stockholder who makes this election. See page 4 for easy instructions on how to opt in.

◼

In September 2021, we published our second Environmental, Social and Governance (ESG) Report for the calendar year 2020, highlighting our ESG initiatives and our efforts toward making the world a better, safer place to live. Visit our website at arcb.com/ESG to view the report.(1)

◼

In December 2021, we published our Diversity, Equity & Inclusion (DEI) Strategic Roadmap, focusing on four main areas: workforce, workplace, marketplace and community. Visit arcb.com/DEI to learn more about our commitment to diversity.

(1)

Documents referenced or hyperlinked in this proxy statement are not and will not be incorporated by reference unless expressly indicated otherwise. Such documents may contain information from various sources and our assumptions thereon and may also contain hypothetical or adverse scenarios and assumptions that may not necessarily be representative of current, actual or expected risks or results. You are cautioned not to place undue weight on such information.

 / 2022 PROXY STATEMENT    9

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Director Nominees

Name	Occupation	Age	Director Since	Independent	Other Public Directorships	Committees
						Audit	Compensation	Nominating/Corporate Governance
Eduardo F. Conrado	Executive Vice President and Chief Strategy and Innovations Officer for Ascension	55	2016
Fredrik J. Eliasson	Executive Vice President and Chief Financial Officer for Change Healthcare Inc.	51	2019
Stephen E. Gorman Lead Independent Director	Retired Chief Executive Officer for Air Methods Corporation	66	2015		1
Michael P. Hogan	Chief Growth and Strategy Officer for Forme Financial	62	2016
Kathleen D. McElligott	Retired Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation	66	2015
Judy R. McReynolds Chair	President and Chief Executive Officer for ArcBest	59	2010		1
Craig E. Philip	Professor, Vanderbilt University	68	2011
Steven L. Spinner	Retired Chair, President and Chief Executive Officer for United Natural Foods, Inc.	62	2011
Janice E. Stipp	Retired Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation	62	2012		2
Member	Chair	Audit Committee Financial Expert

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Our nine nominees represent a diverse range of skills:

2021 Performance

Despite continued challenges faced across the world in 2021, we saw market demand reach all-time highs. While this certainly helped our business, our achievements can be credited to our team’s unwavering commitment to the strategic vision of our company and the years of hard work we have put in to set us up for success – even in the midst of a global pandemic. We achieved record revenue, operating income, net income, earnings per share and our highest stock price ever. We still have so much opportunity ahead and no plans to slow down.

$281.0M	182%
OPERATING INCOME, AN INCREASE OF 185.9% VS. 2020	TOTAL SHAREHOLDER RETURN IN 2021 VS. 15% FOR RUSSELL 2000

Compensation Highlights

Our executive compensation program strikes a balance between fixed and variable elements. As shown below, 77% of compensation for our CEO, and 68% of compensation (on average) for our other Named Executive Officers, was at risk in 2021.

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Key Compensation Governance Policies

The Compensation Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:	What We Don’t Do:
We tie pay to performance. The majority of executive pay is at risk.	NO tax gross-up payments for any amounts considered excess parachute payments.
We use three-year cliff vesting for our restricted stock units to encourage retention and a long-term perspective.	NO single-trigger payments upon a change in control.
Named Executive Officers and Directors are subject to significant stock ownership requirements.	NO excessive perquisites.
We have a robust clawback policy.	NO hedging or pledging of Company stock.
We conduct annual risk assessments of our compensation plans.	NO employment agreements with our Named Executive Officers.
We have an independent Compensation Committee.	NO re-pricing of stock options without shareholder approval.
The Compensation Committee has an independent compensation consultant.	NO guaranteed bonuses.
We benchmark our compensation practices to peers with which we compete for talent.

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PROPOSAL I.
ELECTION OF DIRECTORS

The Board recommends a vote “FOR” each of the nominees.

All of the nominees are currently serving as directors of the Company. If elected, each nominee will serve until ArcBest’s Annual Meeting of Stockholders in 2023 or until the individual’s earlier death, resignation or removal from office.

Each nominee has indicated a willingness to serve as a member of the Board, if elected. If, for any reason, a nominee becomes unable to serve or will not serve, either the number of the Company’s directors will be reduced or the Board will designate a substitute nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws also require that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender a resignation to the Board. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account such recommendation, within 90 days following the certification of the election results.

The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including any reasons given by stockholders for their WITHHOLD votes, the qualifications of the director, and the director’s contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board.

Unless otherwise instructed or unless authority to vote is withheld, your proxy will be voted for the election of each of the nominees.

Director Nominees

A biography of each Director nominee, current as of February 28, 2022, appears below. There are no family relationships among any of the nominees and executive officers of the Company or its subsidiaries.

EDUARDO F. CONRADO
Age 55 Director since: 2016 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance (Chair)	Key experience
	■ Brand marketing ■ Corporate strategy and strategic development ■ Digital transformation ■ New business development	■ Digital and data strategy ■ Product innovation ■ Operations
Other directorships
■ Previously served as a director on the not-for-profit boards of Ascension, Chicago Red Cross, and The Chicago Field Museum

Mr. Conrado is Executive Vice President and Chief Strategy and Innovations Officer for Ascension, the nation’s largest non-profit health system. He joined Ascension in September 2018 as Executive Vice President and Chief Digital Officer. Before that, Mr. Conrado had a 25-year career at Motorola Solutions, Inc., a global provider of communication infrastructure, devices, accessories, software and services, serving in numerous senior executive positions, culminating in his role as Executive Vice President and Chief Strategy & Innovation Officer from August 2015 until December 2017. Mr. Conrado’s previous roles at Motorola Solutions included Senior Vice President and Chief Innovation Officer, Senior Vice President – Marketing & IT, Senior Vice President and Chief Marketing Officer, and Senior Vice President and Chief Marketing Officer for Global Business & Technology Marketing. He also worked in various marketing, distribution and network capacities for Motorola Solutions.

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FREDRIK J. ELIASSON
Age 51 Director since: 2019 INDEPENDENT Committees: ■ Audit	Key experience
	■ Financial and capital markets ■ Transportation and logistics ■ Sales and marketing ■ Operations	■ Mergers and acquisitions ■ Innovation and emerging technologies ■ Cost-structure transformation and revenue optimization
Other directorships
	■ GenapSys Inc. (Audit Committee chair) ■ Previously served on the Jacksonville (Florida) Chamber Board of Directors and as chair of the business recruiting portion of the chamber, JAXUSA Partnership	■ Previously served on the Audit Committee of United Way Jacksonville ■ Previously served as Executive Member and Finance Committee chair for the Jacksonville Zoo Board of Directors

Mr. Eliasson is Executive Vice President and Chief Financial Officer for Change Healthcare Inc., one of the largest independent healthcare IT companies in the United States. He joined Change Healthcare in 2018 after a 22-year career at CSX Corporation, where he served in various executive leadership capacities, including President in 2017, Executive Vice President and Chief Sales and Marketing Officer from 2015 to 2017, and Executive Vice President and Chief Financial Officer from 2012 to 2015.

STEPHEN E. GORMAN
Age 66 Director since: 2015 Lead Independent Director since: 2022 Committees: ■ Compensation ■ Nominating/ Corporate Governance	Key experience
	■ Strategy ■ Operations ■ Transportation industry leadership	■ Marketing ■ Finance ■ ESG oversight
Other directorships
■ Peabody Energy Corporation (since 2017) (Compensation Committee) ■ ASP AMC Holdings, Inc., and ASP MSG Holdings, LLC (both private equity firms)
■

Previously served on the board of Grupo Aeromexico S.A.B. de C.V. (2014 to 2017)

■

Previously served on the boards of Greyhound Lines, Inc.; Rohn Industries, Inc.; Timco Aviation Services, Inc.; and Pinnacle Airlines Corporation (Chairman of the Board).

Mr. Gorman previously served as Chief Executive Officer for privately held Air Methods Corporation, the leading domestic provider in the air medical market, from August 2018 until his retirement in January 2020. He joined Air Methods in 2018 after retiring as Chief Executive Officer for Borden Dairy Co., a fresh milk and value-added dairy, in July 2017. Prior to his time at Borden Dairy, Mr. Gorman served as Executive Vice President and Chief Operating Officer for Delta Air Lines, Inc. for over six years until March 2014; Chief Executive Officer and President for Greyhound Lines, Inc.; and President of the North America Division and Executive Vice President – Operations Support for Krispy Kreme Doughnuts, Inc. Other prior positions include Executive Vice President – Flight Operations & Technical Operations for Northwest Airlines Corp., and Vice President – Operations for Aviall, Inc.

MICHAEL P. HOGAN
Age 62 Director since: 2016 INDEPENDENT Committees: ■ Audit	Key experience
	■ Corporate strategy ■ IT ■ Marketing and sales ■ Ecommerce	■ Multi-channel and digital business ■ Corporate governance ■ Digital products and mobile and consumer electronics products
Other directorships
■ Feed the Children, a non-profit organization (Chairman of the Board)

Mr. Hogan is the Chief Growth and Strategy Officer for Forme Financial, the first financial advisory firm created specifically to serve physicians. He previously retired as President of Tax Smart Innovation for Blucora, Inc., a provider of technology-enabled financial solutions, in June 2020. Prior to joining Blucora in October 2018, Mr. Hogan served as Executive Vice President – Strategic Business & Brand Development for GameStop Corporation from 2012 until February 2018. From 2008 until 2012, he served as Senior Vice President and Chief Marketing Officer for GameStop. Prior to 2008, Mr. Hogan served as a principal with Strategic Frameworking, a strategic consulting firm; Senior Vice President – Marketing for Dean Foods Company; and Vice President – International Marketing for Frito-Lay, Inc.

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KATHLEEN D. MCELLIGOTT
Age 66 Director since: 2015 INDEPENDENT Committees: ■ Compensation (Chair) ■ Nominating/ Corporate Governance	Key experience
	■ Manufacturing ■ Supply chain and distribution ■ Acquisitions and divestitures ■ Big data, cloud computing, cybersecurity and technology strategy	■ Technology ■ Transportation ■ Enterprise logistics ■ Strategic planning
Other directorships
	■ Previously served on the board of Forescout Technologies, Inc. (May 2019 to Aug. 2020)	■ Previously served as board president of Connections to Success, a St. Louis-based non-profit organization

Ms. McElligott retired in February 2020 as Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation, a healthcare services and information technology company. She joined McKesson in July 2015, after serving as Chief Information Officer and Vice President – Information Technology for Emerson Electric Co. from February 2010 to July 2015, and Group Chief Information Officer, Industrial Automation and Vice President for Emerson Power Transmission for over nine years before that. Prior to joining Emerson, Ms. McElligott spent 22 years with General Electric Company in multiple information systems leadership and managerial roles.

JUDY R. MCREYNOLDS
Age 59 Director since: 2010 Chairman of the Board since: 2016 Committees: ■ None	Key experience

■

Significant industry-specific experience

■

Expertise with respect to both ArcBest and its transportation and logistics subsidiaries resulting from a 25-year tenure with the Company

■

Operations

■

Finance

■

Customer experience

■

Strategic planning

■

Logistics

■

Less-than-truckload and truckload transportation

■

Talent management, labor and pension

■

Investment and corporate banking, financial analysis, capital structures and shareholder value

■

ESG oversight

Other directorships

■

OGE Energy (since 2011) (Compensation Committee; Lead Director since Dec. 2020) (Compensation Committee chair, Nominating and Governance Committee, 2011 to Dec. 2020)

■

American Transportation Research Institute board (chair)

■ American Trucking Associations (member of the Executive Committee) ■ Previously served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis

Ms. McReynolds has served as ArcBest President and Chief Executive Officer since January 2010 and Chairman of the Board since April 2016. Since joining the Company in 1997, she has served as Senior Vice President, Chief Financial Officer and Treasurer; Vice President – Controller; Controller; and Director of Corporate Accounting. Ms. McReynolds is a Certified Public Accountant.

DR. CRAIG E. PHILIP
Age 68 Director since: 2011 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance	Key experience
	■ 40-year career in the marine, rail and intermodal industries ■ Leadership experience in various modes of freight transportation	■ Industrial marketing ■ Strategic planning
Other directorships
	■ Marine Board of the Transportation Research Board, a unit of the National Academies of Sciences, Engineering and Medicine (Vice Chairman)	■ Transportation Research Board (Executive Committee)

Dr. Philip joined the faculty of Vanderbilt University, a private research university, in 2015, as Research Professor in Civil and Environmental Engineering and Director of Vanderbilt Center for Transportation and Operational Resiliency (VECTOR). Dr. Philip retired as Chief Executive Officer for Ingram Barge Company, a barge company and quality marine transporter of dry cargo and one of the top chemical carriers on the river, in 2014. He was President for Ingram Barge from 1994 until 1999, when he was named Chief Executive Officer. Dr. Philip began his transportation career with Conrail in 1980, worked for Ingram Barge for five years, and briefly served as Vice President of the Intermodal Division of Southern Pacific Railroad before returning to Ingram Barge in 1991. He has also held adjunct faculty positions at Princeton University and Vanderbilt University. In 2014, Dr. Philip was elected to membership in the National Academy of Engineering.

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STEVEN L. SPINNER
Age 62 Director since: 2011 INDEPENDENT Committees: ■ Audit	Key experience
	■ Senior-level executive management of a public company ■ Logistics ■ Network business	■ Wholesale food distribution business ■ Operations
Other directorships
	■ MidOcean Partners (private equity firm) (Private Equity Executive Board) ■ Vidafuel (Board member)	■ Previously served on the Board of Directors of United Natural Foods, Inc. (Chairman of the Board)

Mr. Spinner served as President and Chief Executive Officer and Chairman of the Board for United Natural Foods, Inc., an independent national distributor of natural, organic and specialty foods and related products, from September 2008 to August 2021 when he retired. Prior to joining United Natural Foods in 2008, he was a Director and Chief Executive Officer for Performance Food Group Company (“PFGC”) from October 2006 to May 2008 and PFGC’s President and Chief Executive Officer for three years before that. He was Senior Vice President and Chief Executive Officer for PFGC’s Broadline Division from February 2002 to May 2005, and Division President for Broadline from August 2001 to February 2002.

JANICE E. STIPP
Age 62 Director since: 2012 INDEPENDENT Committees: ■ Audit (Chair)	Key experience
	■ Financial and accounting experience with a variety of industrial companies, both public and private ■ Financial controls, auditing, financial management and accounting, acquisitions and treasury	■ Corporate restructuring ■ Senior-level executive management
Other directorships

■

Rotork, plc (since 2020) (Nomination and Remuneration Committees; Audit Committee chair)

■

Previously served on the Board of Directors of Commercial Vehicle Group, Inc. (Audit Committee; Nominating and Governance Committee chair)

■ Sappi Limited (since 2019) (Audit Committee) ■ Previously served on the Board of Directors of Ply Gem Holdings, Inc.

Ms. Stipp retired in 2018 from her role as Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation, a global leader in engineered materials solutions. Prior to joining Rogers Corporation in November 2015, Ms. Stipp was Executive Vice President, Chief Financial Officer and Treasurer for Tecumseh Products Company. She has also previously served as the Chief Financial Officer for Revstone Industries LLC; Acument Global Technologies, Inc.; and GDX Automotive. Ms. Stipp began her career in 1981 with Lear Siegler Incorporated, working in corporate audit. From 1984 to 1999, she worked for General Motors Corp. in a variety of financial roles. She is a Certified Public Accountant and a Chartered Global Management Accountant.

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Board Skills Profile

We believe the Board’s membership should represent a diversity of backgrounds, experiences and skills. To that end, the Nominating/Corporate Governance Committee has established a matrix, outlining the skills and experiences they believe are most relevant for the Company. This matrix is periodically reviewed by the Nominating/Corporate Governance Committee and updated as necessary.

Expertise/Qualification	Conrado	Eliasson	Gorman	Hogan	McElligott	McReynolds	Philip	Spinner	Stipp
Acquisitions	●	●	●	●	●	●	●	●	●
Audit		●		●	●	●		●	●
Corporate Governance	●	●	●	●	●	●	●	●	●
Current CEO/CFO		●				●
Entrepreneurial Experience		●		●					●
Environmental, Social & Governance			●			●		●
Executive Compensation	●		●		●	●	●	●
HR/Labor		●	●			●		●	●
Technology	●	●		●	●	●		●
International	●		●	●	●		●		●
Investment Banking/Finance/Private Equity		●				●		●	●
Legal/Regulatory/Gov’t Relations		●	●			●	●	●
Transportation/Logistics		●	●		●	●	●	●
Marketing	●	●		●			●
Other Public Company Board/Management	●	●	●	●	●	●		●	●
Other Transportation Related Board/ Management		●	●		●	●	●
Risk Management		●	●		●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●

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Board Diversity Matrix

The table below provides certain highlights of the composition of our Board members and nominees as of January 17, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF JANUARY 17, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics Background	-

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GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board has determined that a leadership structure with Ms. McReynolds serving in a combined Chairman and Chief Executive Officer role and an independent director serving as the Lead Independent Director is in the best interests of ArcBest and its stockholders.

The Board recognizes that there are many viewpoints concerning a board’s optimal leadership structure, and considered all options in making its decision. The Board reviewed trends in board practices, recommended best practices for corporate governance, and the board practices of the Company’s peers. The Board also considered the advantages of having a combined Chairman and Chief Executive Officer. Among other things, a person serving in this combined role can quickly identify company concerns and communicate this information to other Board members, providing superior information due to his or her unique insights into the Company’s day-to-day operations.

Chairman of the Board

In deciding to adopt the current leadership structure, the Board considered Ms. McReynolds’ leadership qualities, management capability, and knowledge of ArcBest’s business and the transportation and logistics industry; the long-term, strategic perspective she has exhibited as the President and Chief Executive Officer; and her focus on growing long-term shareholder value. The Board also considered Ms. McReynolds’ tenure with the Company. The Board believes that serving as both Chairman and President and Chief Executive Officer enables Ms. McReynolds to more effectively and efficiently execute the Company’s strategic initiatives and respond to key business issues and risks that she encounters in daily operations.

Lead Independent Director

The Board believes that an executive Chairman should be balanced by a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. The Company’s bylaws provide that if the Chairman is not an independent Director, the independent Directors must annually elect a Lead Independent Director. The bylaws assign to the Lead Independent Director extensive authority and responsibilities relating to the Board’s governance and functions, including:

◼

calling and chairing meetings of independent Directors, and setting agendas for such meetings;

◼

liaising between the independent Directors and the Chairman and communicating with the Chairman after each meeting of independent Directors to provide feedback;

◼

chairing all Board meetings where the Chairman is not present;

◼

reviewing, advising on, and approving Board meeting agendas and meeting schedules;

◼

being available for consultation and direct communication with stockholders, when appropriate; and

◼

participating in the annual performance evaluation of individual members of the Board and the Chief Executive Officer (in consultation with the Nominating/Corporate Governance Committee).

The Lead Independent Director’s authority and responsibilities generally correspond to those performed by an independent Chairman.

Effective January 1, 2022, the Board elected Mr. Gorman to serve as Lead Independent Director, replacing Mr. Spinner who had served as the Lead Independent Director since 2016. The Board acknowledges with gratitude Mr. Spinner’s contributions as Lead Independent Director and believes that Mr. Gorman is well qualified for the position and will provide a meaningful balance to the executive Chairman. In the Board’s view, Mr. Gorman possesses the characteristics and qualities necessary to fulfill the Lead Independent Director’s important role of guiding and facilitating the independent Directors’ participation in the Company’s governance. During his more than 6 years on our Board, Mr. Gorman has demonstrated a thorough understanding of the Board’s oversight role and leading corporate governance practices. Supplementing the Lead Independent Director are Board committees composed entirely of independent Directors.

Management and Outside Advisors

The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. Regularly scheduled management reports and presentations, based on operational, financial, legal and risk management aspects of the Company’s operations, provide vital information to the Board. The independent Directors have complete access to, and direct contact with, members of senior management. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants, risk management consultants, and other expert advisors.

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Director Independence

The Nominating/Corporate Governance Committee has determined that all members of the Board except Ms. McReynolds are independent pursuant to applicable independence standards of the Nasdaq Stock Market (“Nasdaq”). The independent Directors met in executive session four times in 2021. Mr. Spinner, as Lead Independent Director, presided over those meetings.

How Directors are Selected

The Nominating/Corporate Governance Committee is responsible for identifying and recommending potential Board members based on any specific criteria the Board may specify from time to time and such other factors as it deems appropriate. Relevant considerations include:

◼

special training or skill

◼

experience with businesses and other organizations that are similar to the Company in size and type

◼

experience with or knowledge of businesses or organizations or technical expertise that is particularly relevant to the Company’s current or future business plans

◼

financial expertise

◼

advanced studies and certifications

◼

specific industry or transportation experience

◼

personal characteristics that bring diversity to the Board

The Nominating/Corporate Governance Committee also considers the interplay of a candidate’s experience with the experience of the other Directors, whether the candidate has sufficient time to devote to the responsibilities of a director, and whether the candidate is free from conflicts of interest or legal issues. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times, and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs. However, the Board has found the skills and experiences described above under “Board Skills Profile” to be particularly relevant and desirable.

The Nominating/Corporate Governance Committee believes that to best evaluate matters the Board oversees, the Board needs a mix of business and personal backgrounds. For that reason, the Nominating/Corporate Governance Committee periodically reviews a listing of the qualifications and attributes of our current Directors and potential candidates. While the Nominating/Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, diversity is taken into account when determining how a candidate’s qualities and attributes would complement the other Directors’ backgrounds.

The Nominating/Corporate Governance Committee may identify potential candidates from the pool of individuals known by members of the Board and individuals recommended by management, and/or engage a third party search firm to help identify appropriate candidates.

The Nominating/Corporate Governance Committee may consider director candidates recommended by stockholders. Recommendations should be sent to the Nominating/Corporate Governance Committee at the address provided below in the section of this Proxy Statement titled “Stockholder Communication with the Board”. The Nominating/Corporate Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Nominating/Corporate Governance Committee would evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources, using the process and criteria described above.

Board’s Role in Risk Oversight

The Board believes the Company’s current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, social, cybersecurity, legal and regulatory, fraud/corruption, employment practices, executive compensation, and reputational and legislative issues. Management periodically makes presentations to the Board on the Company’s overall enterprise risk management program, including reports on the Company’s top existing risks, how the risks have been trending, and how they are addressed by Company strategy; mitigating activities; emerging risks and circumstances; and the effectiveness of the security, back-up, and contingency provisions of the Company’s information systems. The Board’s committees assist with risk oversight within their respective areas of responsibility, and the Board is regularly informed about each committee’s activities.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters, significant risk exposures, including ESG matters, and the Company’s policies for risk assessment and risk management. The Audit

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Committee meets regularly with financial management, including the Chief Financial Officer, the Vice President–Controller and Chief Accounting Officer, and the Vice President–Internal Audit, as well as our independent registered public accounting firm. The Audit Committee also reviews the activities of the Company’s Risk Management Committee, which consists of several members of senior management.

The Compensation Committee is responsible for oversight of risk relating to the Company’s compensation policies and practices for all employees and officers. Management has evaluated those policies and practices, including our incentive plans, and determined they do not create any risks that are reasonably likely to have a material adverse effect on the Company. For more information, see “Compensation Discussion & Analysis—Compensation Risk Assessment.”

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance and social and environmental issues. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation, and oversees our Environmental, Social & Governance strategy, practices and policies.

Committees of the Board

The Board has established Audit, Compensation, Nominating/Corporate Governance, and Qualified Legal Compliance Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. These committees are described below. The charters for all four committees are available on our website, arcb.com, in the “Investors—Governance Charters” section.

AUDIT COMMITTEE
Ms. Stipp (Chair), and Messrs. Eliasson, Hogan, and Spinner Meetings in 2021: 6	The Audit Committee assists the Board by fulfilling oversight responsibilities relating to:

■

the integrity of financial reports and related financial information provided by the Company to the public and the Securities and Exchange Commission (“SEC”);

■

the Company’s systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies;

■

the performance of the Company’s internal audit, accounting and financial reporting functions;

■

the Company’s risk management policies and processes for identifying, monitoring, and managing significant risk exposures; and

■

the Company’s compliance with legal and regulatory requirements.

The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable SEC and Nasdaq independence standards and financial literacy requirements that apply to audit committee members. The Board has determined that Ms. Stipp, Mr. Hogan and Mr. Eliasson are audit committee financial experts as defined under applicable SEC rules.

COMPENSATION COMMITTEE
Ms. McElligott (Chair), Messrs. Gorman and Conrado, and Dr. Philip Meetings in 2021: 5

The Compensation Committee is responsible for reviewing and approving executive management compensation and has authority to make and administer employee awards under the ArcBest Corporation Executive Officer Incentive Compensation Plan and the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Ownership Incentive Plan”), including setting performance goals and determining the extent to which those goals were achieved. Other responsibilities include:

■

reviewing and approving the Company’s peer group;

■

evaluating the need for, and provisions of, contracts and severance arrangements for executive officers;

■

monitoring compliance by Executive Officers with the Company’s stock ownership guidelines; and

■

overseeing the Company’s anti-hedging/pledging policy and the Company’s clawback policy.

The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable Nasdaq independence standards and non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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NOMINATING/CORPORATE GOVERNANCE COMMITTEE
Messrs. Conrado (Chair) and Gorman, Ms. McElligott, and Dr. Philip Meetings in 2021: 4	The Nominating/Corporate Governance Committee’s responsibilities include:

■

identifying individuals believed to be qualified to become Directors;

■

selecting and recommending to the Board for its approval the nominees to stand for election as Directors or, if applicable, to be appointed to fill vacancies on the Board;

■

determining appropriate compensation for Directors;

■

recommending any changes regarding size, structure, composition, processes and practices of the Board;

■

reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards for service on the various Board committees;

■

reviewing the Company’s Corporate Governance Guidelines;

■

providing oversight with respect to the Company’s environmental, social and governance (“ESG”) strategy, practices, and policies and as appropriate provide updates and make recommendations to the Board;

■

monitoring emerging trends, best practices and regulatory developments related to ESG matters;

■

overseeing the annual Board evaluation; and

■

making recommendations regarding succession planning for the Chief Executive Officer.

The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable Nasdaq independence standards.

QUALIFIED LEGAL COMPLIANCE COMMITTEE
Ms. Stipp (Chair), and Messrs. Eliasson, Hogan, and Spinner

The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report of evidence of a material violation of securities law, a material breach of fiduciary duty, or a similar material violation of any federal or state law by the Company or by any officer, director, employee or agent of the Company that is made or referred to the Committee by the Chief Executive Officer or the Company’s chief legal officer or legal advisors. The Audit Committee serves as the Qualified Legal Compliance Committee.

Attendance at Meetings

The Board has five regularly scheduled meetings each year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board holds special meetings when action is required between regular meetings. The Board met seven times during 2021. All members of the Board participated in more than 75% of all regularly scheduled Board and applicable committee meetings held during the year.

It is the Company’s policy that all members of the Board attend the annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. All members of the Board attended the Company’s 2021 Annual Meeting of Stockholders.

Other Board Policies

The Board has imposed a mandatory retirement age for all Directors. No Director may seek re-election to the Board after attaining age 75. Because we recognize the commitment of time and energy that a public company board requires, no Director is permitted to serve on the boards of more than two other public companies while serving on the ArcBest Board, unless he or she has obtained approval from the ArcBest Board.

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Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct that applies broadly to all Directors, officers, employees, representatives, agents, sub-contractors, vendors, and suppliers of the Company. The Code of Conduct incorporates the UN Global Compact’s ten principles in the areas of human rights, labor, the environment and anti-corruption.

The Company intends to post on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, or any person performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Acting on the recommendation of the Nominating/Corporate Governance Committee, the Board developed and adopted Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should fulfill its responsibilities. Among other things, the Corporate Governance Guidelines address the composition of the Board, including independence standards; the selection, term and expectations for Directors; the conduct of meetings and executive sessions; and the composition and primary objectives of the Board’s committees.

The full texts of the Code of Conduct and the Corporate Governance Guidelines are posted in the Investors section of the Company’s website, arcb.com.

Related Party Transactions

Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related party transaction disclosure are instructed to report in writing any such transactions to the Company, and to report to the Company any such transactions that may be planned or that occur during the year. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available, including (if applicable): (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related party is a director, an immediate family member of a director, or an entity of which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related party transactions” with the Company’s Directors and executive officers, among others. For information regarding the Company’s policies and procedures for review, approval and ratification of such related party transactions, see the Audit Committee section under “Governance of the Company.”

Steven L. Spinner, who joined the Board in July 2011, served as President and Chief Executive Officer and Chairman of the Board of United Natural Foods, Inc. (“UNFI”). During 2021 until his retirement on August 9, UNFI made ordinary course of business payments to one or more ArcBest subsidiaries for transportation and other services in the aggregate amount of $4,107,194.

The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and the bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

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DIRECTOR COMPENSATION

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors, and has retained Meridian Compensation Partners, LLC, an independent compensation consultant, to assist in fulfilling that responsibility. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies, and Meridian’s advice.

We offer a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

In January 2021, Meridian conducted a review of director compensation, including compensation paid to directors of the Company’s executive compensation peer group as well as compensation paid to directors of similarly sized general industry companies. Following this review, the Nominating/Corporate Governance Committee increased the Audit Committee Chair annual retainer from $20,000 to $25,000 to align with the 50th percentile of our peer group.

Cash Compensation

The following table shows the standard cash compensation for non-employee Directors for 2021. Retainers are cumulative, meaning that each non-employee Director receives a “Member Retainer” plus the appropriate retainer fee for any other positions held.

Annual Retainers (Paid in Monthly Installments)
Members	$80,000
Lead Independent Director	25,000
Audit Committee Chair	25,000
Compensation Committee Chair	15,000
Nominating/Corporate Governance Committee Chair	10,000

Actual cash compensation paid to Directors in 2021 is reflected in the “2021 Director Compensation Table.”

Equity-Based Awards

The target equity grant value for non-employee Directors in 2021 was $110,000. Awards were made in the form of restricted stock units (“RSUs”) in an amount determined by dividing the grant value by the closing price of ArcBest common stock on the date of grant and rounding to the nearest hundred shares. Equity grants for the non-employee Directors typically are approved during the Board’s second-quarter meeting with an effective grant date that is five business days following the Company’s quarterly earnings release, unless a different date is approved by the Board.

RSU awards granted to non-employee Directors vest one year from the date of grant. All of the RSU awards are subject to accelerated vesting in the event of a Director’s death or disability or a change in control of the Company. Accelerated vesting for RSUs also occurs when a Director attains normal retirement eligibility (i.e., age 65 with five years of service as a Director). Mr. Gorman, Ms. McElligott, and Dr. Philip are currently eligible for normal retirement. A Director who attains early retirement eligibility (i.e., three years of service as a Director) is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Messrs. Conrado, Hogan and Spinner and Ms. Stipp are currently eligible for early retirement.

Vested RSU awards are paid in shares of ArcBest common stock on the earlier to occur of the normal vesting date applicable to the award or the Director’s termination of service with the Company, unless payment is deferred by the Director under the provisions of the Ownership Incentive Plan.

Miscellaneous Compensation Items

We typically provide transportation for Directors to attend Board meetings, pay for their hotel stays, and provide meals. Upon request, we will reimburse some or all of the cost of an educational conference and related travel.

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Stock Ownership Policy for Non-Employee Directors

The Nominating/Corporate Governance Committee believes that the Directors should maintain a level of equity holdings in the Company that will further align their interests with those of the Company’s stockholders. The Board adopted a Stock Ownership Policy requiring Directors to own a minimum value of stock in the Company. For 2021, Directors were required to own shares with a total value equal to six times their total annual retainers. Directors are not permitted to sell any shares of Company stock (except to pay the taxes generated as a result of the vesting of equity grants) until they satisfy the stock ownership requirement, and then may only sell the shares that exceed the stock ownership requirement. RSUs (including unvested RSUs and RSUs that have vested but are deferred or subject to transfer restrictions) and stock owned outright count toward the stock ownership requirements.

The Nominating/Corporate Governance Committee monitors ownership levels annually. As of the review completed in 2021, all of the Directors have met their ownership requirements.

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2021 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2021.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2,3)	All Other Compensation	Total
Eduardo F. Conrado	$80,000	$113,815	$–	$193,815
Fredrik J. Eliasson	80,000	113,815	–	193,815
Stephen E. Gorman(5)	95,000	113,815	–	208,815
Michael P. Hogan	80,000	113,815	–	193,815
Kathleen D. McElligott(5)	90,000	113,815	–	203,815
Craig E. Philip	80,000	113,815	–	193,815
Steven L. Spinner(4)	105,000	113,815	–	218,815
Janice E. Stipp(5)	105,000	113,815	–	218,815
(1)

Judy R. McReynolds, the Chairman, President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 44.

(2)

Reflects the aggregate grant date fair value of RSU awards made during 2021, computed using the grant date fair value ($87.55 per share), in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to unvested RSU awards). All non-employee Directors received an award of 1,300 RSUs under the Ownership Incentive Plan on May 11, 2021 (computed using a stated annual value of $110,000 and the grant date closing stock price of $87.87 per share). No dividends or dividend equivalents are paid to non-employee Directors on RSUs, except for RSUs that vest but are deferred by the Director under the terms of the plan. See Note L to the consolidated financial statements in the Company’s 2021 Annual Report for additional detail on share-based compensation.

(3)

As of December 31, 2021, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2021 RSU award is provided in the Stock Awards column, above.

Name	Vested but Subject to Transfer Restrictions(i)	Unvested	Total RSUs Outstanding
Eduardo F. Conrado	17,358	542	17,900
Fredrik J. Eliasson	–	1,300	1,300
Stephen E. Gorman	1,300	–	1,300
Michael P. Hogan	6,958	542	7,500
Kathleen D. McElligott	10,500	–	10,500
Craig E. Philip	1,300	–	1,300
Steven L. Spinner	758	542	1,300
Janice E. Stipp	758	542	1,300
(i) The balance in the Vested but Subject to Transfer Restrictions column includes shares deferred under the terms of the equity plan.
(4)

Lead Independent Director during 2021: Mr. Spinner.

(5)

Committee Chairpersons during 2021: Ms. Stipp, Audit Committee and Qualified Legal Compliance Committee; Mr. Gorman, Compensation Committee; and Ms. McElligott, Nominating/Corporate Governance Committee.

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EXECUTIVE OFFICERS OF THE COMPANY

We would like to introduce the current executive officers of the Company and its subsidiary, ABF Freight System, Inc. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 59, is Chairman, President and Chief Executive Officer and a Director of the Company. Her full biography appears above under “Directors of the Company.”

DENNIS L. ANDERSON II, age 41, has been Chief Customer Officer since April 2020 and was Chief Customer Experience Officer from January 2017 through March 2020. Mr. Anderson was Vice President – Strategy from February 2014 through December 2016. Prior to that, Mr. Anderson served as Director of Strategy from June 2011 through January 2014. For ABF Freight, Mr. Anderson was Senior Pricing Analyst for three years and Manager of Pricing after that. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

DAVID R. COBB, age 56, has been Chief Financial Officer since January 2015. He previously served as Vice President and Controller for over eight years, and Chief Accounting Officer for four years. Before joining the Company, Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller for four years; by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, for six years; and by Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP, for seven years. Mr. Cobb is a Certified Public Accountant. Mr. Cobb holds a bachelor’s degree in accounting from Abilene Christian University.

ERIN K. GATTIS, age 48, has been Chief Human Resources Officer since July 2016. She previously served as Vice President – Human Resources from October 2011 through June 2016, Chief of Staff from January 2010 through September 2011, and Manager of Retirement Services & Executive Compensation from August 2006 through December 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a bachelor’s degree in economics and finance from Arkansas Tech University. Ms. Gattis has a Senior Professional in Human Resources (SPHR) and SHRM–SCP certification.

MICHAEL R. JOHNS, age 63, has been Vice President – General Counsel and Corporate Secretary since April 2007. For sixteen years before joining the Company, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association, and Arkansas Society of Certified Public Accountants. Mr. Johns is a Certified Public Accountant and holds a bachelor’s degree from the University of Arkansas and a law degree from Southern Methodist University.

STEVEN LEONARD, age 47, has been Chief Sales and Customer Engagement Officer for the Company since April 2020. Mr. Leonard previously served as Vice President – Customer Solutions from January 2017 through March 2020. Mr. Leonard previously served as Vice President – Global Forwarding for the Company’s subsidiary, Panther Premium Logistics®, from November 2014 through December 2016. Mr. Leonard joined the Company in 2001 as a quotation analyst for ArcBest brand U-Pack®, and has held positions that include Manager of Quotation Services, Manager of TimeKeeper Pricing, Director of Strategic Planning, and Divisional Vice President. He holds a bachelor’s degree in business administration from the University of Arkansas.

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DANIEL E. LOE, age 47, has been Chief Yield Officer since January 2017, and President, Asset-Light Logistics since September 2020. Mr. Loe previously served as Vice President – Enterprise Customer Solutions from May 2014 through December 2016. From 2010 through April 2014, Mr. Loe served as Vice President – Yield Management for ABF Freight. He previously served ABF Freight as Director of Marketing & Public Relations for six years, and Senior Pricing Analyst for four years. Mr. Loe joined the Company in 1997, working as an analyst in the Pricing Department. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

MICHAEL E. NEWCITY, age 52, has been Senior Vice President – Chief Innovation Officer for the Company, and President of the Company’s subsidiary ArcBest Technologies, Inc., since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 through December 2014, Vice President – Chief Financial Officer from June 2010 through July 2013, and Director – Economic Analysis from November 2007 through May 2010. Prior to that he served as Director – E-Systems & Emerging Technologies for ABF Freight for two years, and in several managerial positions with ABF Freight that spanned marketing, information technology and business development for over five years. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading e-commerce development initiatives for six years. Mr. Newcity holds a bachelor’s degree in computer information systems from the University of Arkansas and a master’s degree from the Walton College at the University of Arkansas.

SETH RUNSER, age 37, has been ABF Freight President since July 2021. He previously served the Company as ABF Vice President – Linehaul Operations from August 2019 to February 2021 and as Chief Operating Officer from February through June 2021. Prior to that he served as Regional Vice President – Operations from March 2016 to July 2019. Mr. Runser joined the company in 2007, as a management trainee and served in various roles including operations supervisor, regional training specialist and service center manager prior to his promotion to Regional Vice President – Operations in 2016. Mr. Runser is an Arkansas Trucking Association board member and holds a bachelor’s degree in marketing from Kent State University.

TRACI L. SOWERSBY, age 52, has been Vice President – Controller and Chief Accounting Officer since April 2015. Prior to joining the Company, Ms. Sowersby spent 17 years with Ernst & Young LLP, where she most recently served as Executive Director in the firm’s Phoenix office. Ms. Sowersby’s service for Ernst & Young LLP included roles from Audit/Assurance Staff through Executive Director, providing expertise in the areas of technical accounting, internal controls, and financial reporting. She holds a bachelor’s degree in accounting from Indiana University–Purdue University of Fort Wayne. Ms. Sowersby is a Certified Public Accountant and served in the United States Army Reserves.

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EXECUTIVE COMPENSATION

TABLE OF CONTENTS

COMPENSATION DISCUSSION & ANALYSIS	29
Executive Summary	30
Overview of our Compensation Program	31
Key Compensation Governance Policies	32
Compensation Philosophy and Objectives	32
2021 At Risk vs. Fixed Compensation	33
Response to 2021 Say on Pay Vote	33
Roles and Responsibilities in Determining Executive Compensation	33
Determining Appropriate Pay Levels	34
Components of Compensation	35
Compensation Risk Assessment	40
Other Compensation Policies	40
Employment Agreements and Change in Control Provisions	42
Tax Considerations	42

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and the compensation decisions made during the year regarding our Named Executive Officers. The Board’s Compensation Committee (the “Compensation Committee” or “Committee”) determines compensation and reviews, approves, and oversees the administration of plans and programs for our Named Executive Officers. This discussion should be read in conjunction with the compensation tables and narrative disclosures that begin on page 44.

The Named Executive Officers for 2021 were:

JUDY R. MCREYNOLDS	DAVID R. COBB	MICHAEL E. NEWCITY	JAMES A. INGRAM	DENNIS L. ANDERSON II
ArcBest Chairman, President and Chief Executive Officer	ArcBest Chief Financial Officer	ArcBest Senior Vice President – Chief Innovation Officer and ArcBest Technologies President	Chief Operating Officer – Asset-Light Logistics	Chief Customer Officer

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Executive Summary

Company Performance

The table below summarizes our key 2021 and 2020 financial results.

Unprecedented times continued in 2021, but our team continued their dedication and focus on our customers. Throughout the pandemic, our team has navigated enormous amounts of change and pressures in the market to deliver for our customers and continue progressing our business forward. We continuously analyze emerging technologies and collaborate with partners to continue supporting our customers’ success. We have a rich history of delivering leading-edge solutions that make it easier for customers to do business — it is central to our ongoing strategy and this focus has accelerated throughout the pandemic. Providing a best-in-class customer experience and leading-edge solutions would not be possible without our people who are at the heart of our success. The talent, character, and hard work of our employees have enabled us to turn challenges into opportunities and have a record-breaking year in 2021. Our laser focus on our customers, technology and our people has allowed us to provide long-term, sustainable value for our shareholders.

In 2021, our consolidated revenue totaled nearly $4.0 billion, an increase of 35.4% over 2020. Along with substantial improvement in our annual operating income, we recorded our highest net income and diluted earnings per share in Company history. Our operating ratio, which is expressed as a percentage of revenues, improved 3.8 percentage points to 92.9%. Our revenue growth in 2021 was driven by strength in customer demand and the market pricing environment. Our improved results also reflect enhanced operational technologies, effective capacity utilization and delivering supply chain solutions to meet our customers’ needs in a tight freight market.

Executive Compensation Relative to Company Performance

Operating income and net income improved by 185.9% and 200.3%, respectively, resulting in an increase in total cash compensation for our Named Executive Officers in 2021, compared to 2020. This dynamic reflects the strong pay-for-performance structure of our incentive compensation programs for our executives.

Annual Incentive Compensation

For 2021, the annual cash incentive was based on operating income and Return on Capital Employed (“ROCE”). Strong Company performance against pre-established plan goals resulted in a maximum payout of 250% of the target incentive opportunity, as outlined further in “Annual Cash Incentive Compensation” on the following pages.

Long-Term Incentive Compensation

The 2019-2021 cash long-term incentive compensation plan (“C-LTIP”) was based on Total Shareholder Return (“TSR”) compared to our peer group and pre-established ROCE goals. Actual Company performance generated a maximum payout of 250% of the target incentive opportunity under the 2019-2021 plan, as outlined further in “Long-Term Incentive Compensation” and “Long-Term Cash Incentive Compensation” on the following pages.

The RSU awards granted in 2016 (the “2016 RSU awards”) fully vested and settled on May 6, 2021. The vesting parameters for the 2016 RSU awards are described in our Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on March 10, 2017.

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Pay for Performance

Our executive compensation program provides a strong relationship between pay and Company performance. The following chart illustrates how the average annual incentive plan cash payout to Named Executive Officers in a given year has tracked the Company’s operating income over the last 10 years. Correlating cash incentive payments to improvements in operating income reinforces the Company’s emphasis on profitable growth.

Overview of our Compensation Program

The primary elements of direct compensation awarded to the Named Executive Officers are shown below.

	Compensation Element	How Paid	Features	For More Information
FIXED	Base salary	Cash

Reviewed annually and reflects executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity, the executive’s performance, retention needs, and market factors

Page 35
AT RISK (variable)	Annual incentive (AIP)	Cash	Based on annual goals for operating income and ROCE, weighted equally	Page 36
AT RISK (variable)	Long-term incentive	C-LTIP (50% of target)	Based on three-year goals for relative TSR and ROCE, weighted equally	Page 38
		Time-vested RSUs (50% of target)	Cliff vest three years after grant date	Page 39

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Key Compensation Governance Policies

The Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:	What We Don’t Do:
We tie pay to performance. The majority of executive pay is at risk.	NO tax gross-up payments for any amounts considered excess parachute payments.
We use three-year cliff vesting for our restricted stock units to encourage retention and a long-term perspective.	NO single-trigger payments upon a change in control.
Named Executive Officers and Directors are subject to significant stock ownership requirements.	NO excessive perquisites.
We have a robust clawback policy.	NO hedging or pledging of Company stock.
We conduct annual risk assessments of our compensation plans.	NO employment agreements with our Named Executive Officers.
We have an independent Compensation Committee.	NO re-pricing of stock options without shareholder approval.
The Compensation Committee has an independent compensation consultant.	NO guaranteed bonuses.
We benchmark our compensation practices to peers with which we compete for talent.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

■

attract and retain highly qualified executives;

■

motivate the Company’s leaders to work together as a team to deliver superior business performance;

■

encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

■

ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of our stockholders.

As discussed in the sections that follow, we use a variety of compensation vehicles to reflect this compensation philosophy and meet the Company’s objectives. The Compensation Committee does not prescribe a targeted allocation for the various compensation components. Both internal and external influences on our compensation program fluctuate periodically, and we believe it is in the best interest of the Company, our stockholders, and the Named Executive Officers for the Committee to have the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Our compensation program is designed to retain and secure the continued leadership of our existing managerial talent as well as to attract future leaders for the Company. Each Named Executive Officer is a long-term employee of the Company, with tenures ranging from 15 to 32 years, resulting in a management team that is very knowledgeable about the Company and the transportation industry. This experience is extremely valuable, and our executives can be targets for recruitment by other companies, especially in the transportation and logistics industry. Other factors we consider when determining executive compensation include scope and complexity of the position, current objectives and responsibilities, internal equity, relative compensation within the peer group, and the executive’s performance.

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2021 At Risk vs. Fixed Compensation

One of the primary considerations in implementing our compensation philosophy and objectives is striking the proper balance between fixed and at-risk (variable) compensation. Fixed compensation ensures that an executive receives a minimum level of pay irrespective of Company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders. The following charts show the significant portion of the Named Executive Officers’ 2021 target compensation that was at risk and based on either reaching certain performance goals or the value of the Company’s common stock.

Response to 2021 Say on Pay Vote

In 2021, the Company held its eleventh annual stockholder advisory vote on the compensation paid to our Named Executive Officers, earning approximately 97% support. The Committee considered this strong support by stockholders as well as many other factors in evaluating the Company’s executive compensation programs. These factors include the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data from a select group of peers. Based on these considerations, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2021 say on pay advisory vote. The Committee and Company value feedback from our stockholders, and we will continue to consider this feedback when evaluating decisions regarding our executive compensation programs in the future.

Roles and Responsibilities in Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on Committee members’ knowledge and experience, competitive market compensation information, periodic review and analysis from an independent compensation consultant, and management recommendations. The Committee approves salary levels, incentive plan performance metrics, performance goals, payout opportunities, equity award levels and terms, and the peer group used for market benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers; reviews risks associated with compensation plans; and administers the Company’s clawback policy.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages Meridian Compensation Partners, LLC as its independent executive compensation consultant. Meridian provided ongoing consulting assistance to the Compensation Committee throughout the year on areas such as compensation design, proxy disclosure, market trends, technical considerations and other matters. In particular, Meridian assisted the Committee by evaluating the Company’s compensation programs and award levels, participated in Committee meetings when requested, and reviewed Committee materials.

Other than executive and director compensation consulting to the Board, the Compensation Committee and the Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has the final authority to hire and terminate the independent compensation consultant and evaluates the consultant periodically. The Chair of the

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Compensation Committee approves the fees paid to the consultant. The Compensation Committee has assessed the independence of Meridian under SEC rules and concluded that Meridian’s work for the Board, the Compensation Committee and the Nominating/Corporate Governance Committee does not raise any conflict of interest.

The Company has retained Mercer LLC to provide additional consulting services at the request of management and to assist with management’s recommendations for selecting our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review and review of corporate governance practices. The Company has assessed the independence of Mercer under SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest. At the Company’s request, Mercer conducted a compensation review for Named Executive Officers in July 2020. This study helped inform compensation decisions for 2021.

Role of Management

The Company’s Chairman, President and Chief Executive Officer, Vice President–General Counsel and Corporate Secretary, and Chief Human Resources Officer are routinely invited to attend Committee meetings to provide analysis and recommendations on compensation issues and other matters the Committee is considering. At certain meetings, Ms. McReynolds presents pay recommendations for her direct reports. Ms. McReynolds does not make recommendations regarding her own compensation. No executive participates in discussions concerning his or her own pay or attends Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and discusses proposals with Meridian before making decisions on compensation awarded to the executives. The Committee believes these discussions provide valuable insight, but the Committee is solely responsible for approving all pay decisions for the Named Executive Officers.

The Compensation Committee delegates to management the implementation and record-keeping functions related to the various elements of compensation it has approved, to the extent permissible. The Committee may not and does not delegate its authority to review and determine the form or value of compensation for Named Executive Officers.

Determining Appropriate Pay Levels

Total direct compensation for the Named Executive Officers is divided into two general categories: short-term cash compensation and long-term incentive compensation.

Although the Committee also reviews retirement, perquisites, and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. For more information, see “Retirement and Other Benefits” and “Perquisites” in this CD&A.

Peer Group

The Committee compares the Company’s compensation levels with the compensation of executives at similar entities in our industry to determine whether our compensation is competitive. The peer group is also used to gauge the Company’s performance for relative TSR in the C-LTIP.

The peer group includes the companies with which we compete in the transportation and logistics industry and for executive talent. Each year, with input from Meridian, the Committee reviews our current peer group using criteria such as market capitalization and revenues. Management also makes recommendations for our peer group, with input from Mercer.

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Our peer group for market compensation benchmarking for 2021 is listed in the table below. Under the terms of the C-LTIP plan, companies that are not publicly traded must be removed from the peer group. In November 2021, following the announcement of the purchase of Echo Global Logistics, Inc. (Echo) by private equity firm The Jordan Company, Echo was taken private. As a result, Echo was removed from the peer group to determine relative TSR for the C-LTIP awards granted for the 2019-2021, 2020-2022 and 2021-2023 performance periods.

Company Name	Revenue in 2021 ($ millions)
ArcBest Corporation	3,980
Covenant Logistics Group, Inc.	1,046
Echo Global Logistics, Inc.(1)	2,721
Forward Air Corporation	1,662
Hub Group, Inc.	4,232
J.B. Hunt Transport Services, Inc.	12,168
Knight-Swift Transportation Holdings, Inc.	5,998
Landstar System, Inc.	6,538
Old Dominion Freight Line, Inc.	5,256
Saia, Inc.	2,289
Schneider National, Inc.	5,609
US Xpress Enterprises, Inc.	1,949
Werner Enterprises, Inc.	2,734
Yellow Corporation (f/k/a YRC Worldwide Inc.)	5,122
(1)

Removed from peer group for C-LTIP purposes, as noted above. Revenue is for calendar year 2021 through September 30. Full-year revenue for Echo Global is not publicly available due to its going-private transaction in November 2021.

Peer Group and Industry Comparisons

Target total compensation and each pay component are designed to approximate the 50th percentile of the peer group, with actual pay outcomes that vary based on company performance. Although the Committee considers these market benchmarks, compensation for a given executive may further vary from market based on the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs.

In setting performance goals for the incentive plans, the Committee references the historical long-term ROCE of the S&P 500 companies. We believe the S&P 500 is an appropriate performance benchmark because it is a broad-based group of U.S. companies in leading industries and reflects the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 primarily includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. The Committee believes that performance at or above the level of the S&P 500 companies is acceptable performance and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to our industry peer group to more directly align the long-term cash incentive plan with shareholder value creation.

Components of Compensation

Base Salary

Base salary is a fixed component of compensation paid for performing specific job duties and functions. Base salary is an important component of compensation and is crucial to our ability to attract and retain key talent. The Compensation Committee reviews base salaries for Named Executive Officers annually, considering the following:

■

the Company’s compensation philosophy and objectives, including consideration of the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs;

■

market analysis;

■

input from the Committee’s independent compensation consultant;

■

economic and inflationary factors;

■

the Company’s recent and historical financial performance;

■

the Company’s strategic plans;

■

the Company’s resources; and

■

the Chairman, President and Chief Executive Officer’s recommendations (regarding executives other than herself).

The Committee does not assign a specific weighting to any of these factors. In considering any increase in base salary, the Committee takes into account the effect such an increase would have on the Named Executive Officer’s potential annual incentive, because compensation under those awards is calculated based on a percentage of the individual’s base salary.

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Based on the Committee’s annual review and the strong performance of the Named Executive Officer team, the Committee increased base salary levels to generally reflect the 50th percentile of the peer group effective January 1, 2021. The following chart shows the current annual base salary rate in effect as of December 31 for each Named Executive Officer for 2020 and 2021.

	Base Salary at December 31, 2020	Base Salary at December 31, 2021
Judy R. McReynolds	$800,000	$ 824,000
David R. Cobb	430,500	475,000
Michael E. Newcity	391,550	403,297
James A. Ingram	383,350	383,350
Dennis L. Anderson II	390,000	401,700

Annual Cash Incentive Compensation

PERFORMANCE METRICS

The annual cash incentive for 2021 was based on the Company’s ROCE and operating income. As in prior years, the two performance metrics were equally weighted.

Operating income is generally determined based on the operating income shown by the Company’s consolidated financial statements, adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan. The use of operating income reinforces the Company’s emphasis on profitable growth.

Return on capital employed, or ROCE, is generally calculated by dividing net income by average adjusted debt plus average equity for the applicable period (with net income, debt and equity adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan). As discussed earlier, our ROCE goal is based on the historical average ROCE of the S&P 500 companies over longer periods of time. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders. We use a historical average ROCE of the S&P 500, typically over a period of at least ten years, so the performance target does not reflect short-term market volatility.

TARGET AWARDS

Each Named Executive Officer’s target annual incentive opportunity is expressed as a percentage of base salary. The following table shows the incentive targets for 2021.

Annual Target Incentive (% of Base Salary)
Judy R. McReynolds	100%
David R. Cobb	75%
Michael E. Newcity	65%
James A. Ingram	65%
Dennis L. Anderson II	65%

The annual incentive opportunities (as a percentage of base salary) for Ms. McReynolds, Mr. Newcity and Mr. Ingram were unchanged from 2020, but the opportunity for Mr. Cobb was increased from 70% to 75% for 2021 to better align his total annual compensation with the 50th percentile of the peer group.

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PERFORMANCE GOALS

The following tables show the goals and associated payouts for the two performance metrics utilized for the 2021 annual incentive.

PERFORMANCE RESULTS

Actual operating income achieved for 2021 as measured under the annual plan was $375.1 million, greater than the maximum performance amount, resulting in a payout of 200% for the operating income portion of the annual incentive. ROCE for the year was 34.8%, greater than the maximum performance amount, resulting in a payout of 300% for the ROCE portion of the annual incentive. Combining the two payouts, weighted 50% each, produced a maximum total payout of 250% of the target incentive opportunity. Actual payouts for 2021 performance are shown below:

	2021 Target Annual Incentive Opportunity	2021 Actual Annual Incentive Plan Payout
Judy R. McReynolds	$ 824,000	$ 2,060,000
David R. Cobb	356,250	890,625
Michael E. Newcity	262,143	655,358
James A. Ingram	249,177	622,944
Dennis L. Anderson II	261,105	652,763

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Long-Term Incentive Compensation

TARGET AWARDS

Our long-term compensation target incentive opportunity consists of two components: (i) a three-year cash incentive opportunity (“C-LTIP”), and (ii) a time-vested RSU award. The following table shows the targets for long-term incentive compensation opportunities awarded in 2021 for the 2021-2023 C-LTIP and the 2021 RSU award.

	Total Long-Term Compensation Target Incentive Opportunity (Fixed Dollar Amount)	2021-2023 C-LTIP Target Value	2021 RSU Grant Value
Judy R. McReynolds	$ 2,000,000	$ 1,000,000	$ 1,000,000
David R. Cobb	800,000	400,000	400,000
Michael E. Newcity	540,000	270,000	270,000
James A. Ingram	540,000	270,000	270,000
Dennis L. Anderson II	550,000	275,000	275,000

The value of the long-term target incentive opportunity established for each Named Executive Officer was based, in large part, on the respective officers’ positions within the Company.

Because half of the target award is delivered in the form of RSUs, the Committee also considers the number of shares available for grant, the number of previously granted awards currently outstanding, the burn rate, and potential shareholder dilution.

LONG-TERM CASH INCENTIVE COMPENSATION

The Committee has awarded long-term cash incentive opportunities since 2006. Over the past 18 years, we have observed that these awards, which are exclusively performance-based, appropriately reward management and drive performance with respect to the Company’s key financial metrics. The three-year performance cycle encourages a long-term perspective, while the payout being driven by relative TSR and ROCE incentivizes sustainable value creation relative to our peers along with profitability and capital efficiency. Using cash-based awards also mitigates the dilutive effect of solely offering long-term equity compensation. In February 2021, the Committee granted a three-year cash incentive award for the performance period from January 1, 2021, through December 31, 2023, using the same two metrics we have used in recent years: ROCE and relative TSR, each weighted 50%.

Relative TSR rewards participants when the Company outperforms our peer group and directly aligns executives’ interests with shareholder value creation relative to our peers.

The payout for the relative TSR component is based on the percentile rank of the Compounded Annual Growth Rate (“CAGR”) of our TSR relative to our peer group over the three-year measurement period. For these purposes, we calculate TSR as the annualized rate of return reflecting price appreciation between the beginning 60-day average share price (ending December 31 of the year immediately prior to the beginning of the measurement period) and the ending 60-day average share price (ending December 31 of the final year of the measurement period), adjusted for dividends paid and the compounding effect of reinvested dividends. CAGR converts the total return into a value that indicates what the return was on an annual basis for the three-year period. For information on the performance peer group for the relative TSR component of the 2021-2023 cash long-term incentive plan, refer to page 34.

ROCE for the three-year performance period measures the efficient use of corporate assets to create profitable growth and aligns executives’ interest with our profitability and appropriate employment of capital.

For the ROCE component, the three-year average goal is based on historical averages for S&P 500 companies over longer periods of time, as discussed on page 35. ROCE is generally calculated by dividing net income by average adjusted debt plus average equity for the applicable period (with net income, debt and equity adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan).

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The tables below show the goals and associated payouts for the two performance metrics utilized for the 2021-2023 C-LTIP. Payments for the 2021-2023 C-LTIP, if any, will be made in early 2024.

Relative TSR	Payout Earned for Relative TSR (% of target earned)*
< 25th percentile	0%
25th percentile (threshold)	25%
50th percentile	100%
≥75th percentile	200%
ROCE % Achieved	Payout Earned for ROCE (% of target earned)*
<8%	0%
8% (threshold)	50%
13%	100%
≥18%	300%

*

The payout earned for performance at levels between those indicated is calculated using straight-line interpolation, except there is no payout for performance below the threshold level.

LONG-TERM EQUITY INCENTIVE COMPENSATION

The Company grants RSU awards to help align the executives’ interests with those of our stockholders. In 2021, Named Executive Officers were granted time-vested RSUs as shown in the table below.

Named Executive Officer	RSU Grant Value	RSUs Granted in 2021*
Judy R. McReynolds	$ 1,000,000	11,400
David R. Cobb	400,000	4,600
Michael E. Newcity	270,000	3,100
James A. Ingram	270,000	3,100
Dennis L. Anderson II	275,000	3,100
*

The number of RSUs granted is based on the target award value established by the Committee divided by the closing stock price of the Company’s common stock on the date of grant and rounded to the nearest 100 units.

The Committee believes the award of RSUs with time-based cliff vesting makes it easier for the Named Executive Officers to accumulate an equity interest in the Company and comply with our Stock Ownership Policy, and also helps to retain key talent. RSUs granted in 2021 are subject to three-year cliff vesting. Stock will be issued in settlement of the RSUs on the vesting date, or earlier if the Named Executive Officer experiences a qualifying termination of employment. See “Outstanding Equity Awards at 2021 Fiscal Year-End” for additional information regarding these awards.

C-LTIP Awards for the 2019-2021 Performance Period

The performance period for the 2019-2021 C-LTIP ended on December 31, 2021. The Company’s actual TSR percentile rank was 83rd and ROCE was 19.4%, both above the maximum performance levels, resulting in an aggregate payout of 250% of the target incentive opportunity, as reflected in the table below. The individual incentive targets were calculated using base salary during the performance period. The original performance payout tables for the 2019-2021 awards can be found in our proxy statement for our 2020 Annual Meeting of Stockholders.

	2019-2021 Target C-LTIP Opportunity	2019-2021 Actual C-LTIP Payout
Judy R. McReynolds	$ 828,965	$ 2,072,412
David R. Cobb	331,382	828,454
Michael E. Newcity	264,771	661,928
James A. Ingram	266,262	665,655
Dennis L. Anderson II	230,264	575,661

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Compensation Risk Assessment

Management has evaluated our compensation policies and practices, including our incentive plans, to determine whether any create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for this evaluation is assigned to the Company’s Risk Management Committee, which is made up of several members of senior management. Based on this evaluation, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks included:

■

a combination of short- and long-term compensation;

■

a combination of equity- and cash-based compensation;

■

multiple performance metrics;

■

relative performance metrics;

■

robust financial control policies and audit practices;

■

caps for potential amounts earned under annual and long-term incentive plans;

■

a robust clawback policy;

■

a prohibition against hedging transactions or pledging of shares;

■

multi-year vesting periods for equity awards;

■

stock ownership requirements for executive officers;

■

retention of an independent compensation consultant to advise the Compensation Committee;

■

approval of performance criteria and performance results by the Compensation Committee, which consists of only independent Directors; and

■

review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in January 2022. Based on the information provided and the Compensation Committee’s knowledge of the Company’s compensation policies and practices, the Compensation Committee agreed with management’s conclusion that the risks arising from our compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Other Compensation Policies

Ownership and Retention Policy

The Committee believes the Named Executive Officers should maintain meaningful equity holdings in the Company to align their interests with those of the Company’s other stockholders. The Board adopted a Stock Ownership Policy for Named Executive Officers that requires them to own stock with a value equal to or greater than an established multiple of their base salary, as shown in the table below.

Position Title	Stock Ownership Multiple
ArcBest Chairman, President and CEO	5 x base salary
Other Named Executive Officers	3 x base salary

Participants are prohibited from selling any Company stock (except to pay the taxes generated by an equity grant vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, RSUs, and stock owned outright all count toward the ownership requirement. The Committee reviews ownership levels annually. As of the most recent review in April 2021, all Named Executive Officers have met or exceeded their ownership multiple requirement.

The Nominating/Corporate Governance Committee administers the Stock Ownership Policy and considers changes related to employees as recommended by the Committee. The Nominating/Corporate Governance Committee reserves the right to amend or terminate this policy at any time or waive the restrictions for any individual in its sole discretion.

Pursuant to the Amended and Restated Ownership Incentive Plan, any shares issued in the future upon exercise of a stock option or stock appreciation right (should any be granted under the plan) may not be sold before the earlier of (i) twelve months following the date of exercise and (ii) the date of termination of the applicable employee’s employment.

Equity Award Practices

The Company’s policy for granting equity awards states:

■

the Compensation Committee is responsible for granting equity-based compensation for employees;

■

the Compensation Committee establishes a fixed dollar value for each grant recipient;

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■

the award dates for each grant are five business days following the Company’s applicable quarterly earnings release, unless a different date is approved by the Board;

■

the number of shares/units awarded will be based on the fixed dollar value established by the Compensation Committee divided by the closing price of the Company’s common stock on the specified award date and rounded to the nearest 100 shares, unless otherwise approved by the Board; and

■

any award that does not conform to these policy requirements must be approved by the Board.

CLAWBACKS

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, under certain circumstances. Under the terms of the policy, the Committee may require reimbursement of any cash, equity or equity-based award or payment made under any incentive plan to an executive officer in the event of:

■

a material restatement of the Company’s financial statements due to non-compliance with any financial reporting requirement under applicable securities laws, regardless of the existence of misconduct or fault;

■

an overpayment as the result of an error, including errors in determination of performance metric results or in the calculation of an officer’s covered compensation; or

■

an Act of Misconduct (as such term is defined in the clawback policy) by the officer.

ANTI-HEDGING AND PLEDGING POLICIES

All Company officers, including Named Executive Officers, and certain other employees, as well as non-employee Directors, are subject to the Insider Trading Policy, which prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The Insider Trading Policy also prohibits monetization transactions, such as forward sale contracts (in which a stockholder continues to own the underlying security without having all the risks or rewards of ownership, executes a short-sale of Company securities, or “sells against the box”—failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities. This policy does not include ArcBest stock options exercised in accordance with the terms of the Company’s equity plan. The Company does not have any outstanding stock option awards.

Retirement and Other Benefits

The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) described on page 50. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the long-term incentive cash and equity compensation previously described. Ms. McReynolds is the only Named Executive Officer with a frozen SBP or DSA benefit. The other Named Executive Officers were promoted or hired after the freeze and therefore are not participants in those plans.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

ACTIVE PLANS

401(k) and DC Retirement Plan

The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible non-contractual employees. The Named Executive Officers can participate in this plan on the same basis as all other eligible employees. The Company matches 50% of each employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

The Company also makes Discretionary Defined Contributions under the 401(k) and DC Retirement Plan account, which are determined annually based on the Company’s operating results. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (as defined under the plan).

Health and Welfare Plans

The Company provides medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers can participate in these benefit plans on the same basis as all other eligible non-contractual employees.

Officer Life Insurance

Corporate officers and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”)

Corporate officers and certain other subsidiary officers, including the Named Executive Officers, and their eligible dependents have lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third party-provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, equivalent to the then-current COBRA rate applicable to qualifying former employees. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to $250 per individual covered per month, up to a maximum of $500 per

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month. For retired officers age 65 and over, reduced premiums are charged by the Company for continued retiree coverage. Participation in this plan was frozen in 2017. All of our current Named Executive Officers are eligible participants.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

FROZEN PLANS

Supplemental Benefit Plan

Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan (“SBP”) that supplemented benefits under the Company’s legacy Pension Plan. Under the SBP, the Company paid sums in addition to amounts payable under the Pension Plan to eligible officers, including eligible Named Executive Officers. The SBP has been frozen since December 31, 2009. Ms. McReynolds has a frozen benefit under the SBP. See “2021 Pension Benefits” for more information.

Deferred Salary Agreements

The Company and ABF Freight have unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in a DSA, but Ms. McReynolds has a frozen benefit under a DSA. See “2021 Pension Benefits” for more information.

PERQUISITES

Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the Amended and Restated 2012 Change in Control Plan (the “2012 Change in Control Plan”) for certain senior officers of the Company. The Board amended and restated the plan in July 2021 to, among other things, update the definitions of “cause”, “disability”, and “good reason” and clarify the treatment of outstanding equity awards upon a change in control. The Committee believes this plan serves the best interests of our stockholders since it is designed to help retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan is designed to allow the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The benefits under the 2012 Change in Control Plan are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. The Company does not gross up for taxes a Named Executive Officer may owe on change in control benefits, including any excise taxes under Internal Revenue Code (IRC) Section 4999. Under the terms of the 2012 Change in Control Plan, a best-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed) or should be paid in full (with any resulting excise taxes to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

Tax Considerations

Deductibility of Executive Compensation

Section 162(m) of the IRC limits the tax deductibility of annual compensation paid to certain executives to $1 million. As a result, the Company will not receive a federal income tax deduction for any compensation paid to its Named Executive Officers in excess of $1 million except to the extent awards are “grandfathered” under applicable exceptions. The Committee believes that shareholder interests are best served by not restricting its flexibility in structuring compensation programs, even if those programs result in non-deductible compensation expenses.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan, as well as accelerated vesting of equity awards and annual and long-term cash incentives, could result in “excess parachute payments” that are not deductible by the Company. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation

The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2021 Annual Report and the Company’s 2022 Proxy Statement.

Committee Members
Kathleen D. McElligott, Chair Eduardo F. Conrado Stephen E. Gorman Craig E. Philip

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is an officer or employee or former officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors of any other entity, or the compensation committee of any other entity, that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee. Ms. McElligott, Messrs. Gorman and Conrado, and Dr. Philip served on the Compensation Committee in 2021.

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Summary Compensation Table

The following table sets forth compensation paid for the years indicated for our 2021 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds ArcBest Chairman, President and CEO	2021	$824,000	$990,774	$4,132,412	$10,485	$48,618	$6,006,289
	2020	800,000	806,238	2,520,480	27,653	20,237	4,174,608
	2019	744,471	748,773	831,689	33,559	65,222	2,423,714
David R. Cobb ArcBest CFO	2021	475,000	399,786	1,719,079	–	23,380	2,617,245
	2020	430,500	304,960	960,477	–	20,130	1,716,067
	2019	420,027	301,167	354,589	–	18,380	1,094,163
Michael E. Newcity ArcBest Senior Vice President–CIO and ArcBest Technologies President	2021	403,297	269,421	1,317,286	–	23,380	2,013,384
	2020	391,550	253,498	808,672	–	20,130	1,473,850
	2019	381,913	245,907	302,902	–	18,380	949,102
James A. Ingram ArcBest COO, Asset-Light Logistics	2021	383,350	269,421	1,288,599	–	23,380	1,964,750
	2020	383,350	253,498	803,082	–	20,245	1,460,175
	2019	374,423	251,433	307,574	–	21,620	955,050
Dennis L. Anderson II ArcBest CCO	2021	401,700	269,421	1,228,424	–	29,074	1,928,619
	–	–	–	–	–	–	–
	–	–	–	–	–	–	–
(1)

The amounts reflect the aggregate grant date fair value of RSU awards granted to the Named Executive Officers on May 11, 2021, under the Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to RSU awards). The actual value realized by the officer as a result of these awards will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs. See Note L to the consolidated financial statements in the Company’s 2021 Annual Report for additional detail regarding share-based compensation.

(2)

Reflects cash compensation earned during 2021, paid in January 2022, from the annual incentive plan (“AIP”), and cash compensation earned from the 2019-2021 cash long-term incentive plan (“C-LTIP”), paid in January 2022. See the “2021 Grants of Plan-Based Awards” table and the CD&A for additional information on the 2021 AIP and the C-LTIP.

	McReynolds	Cobb	Newcity	Ingram	Anderson
Annual Incentive Plan	$2,060,000	$890,625	$655,358	$622,944	$652,763
C-LTIP	2,072,412	828,454	661,928	665,655	575,661
Total	$4,132,412	$1,719,079	$1,317,286	$1,288,599	$1,228,424
(3)

Reflects the increase in actuarial present value during 2021 of each Named Executive Officer’s accumulated benefit under the Company’s legacy SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s SBP and DSAs. See “2021 Pension Benefits” for additional information on these plans. The 2021 change in actuarial present value by plan is as follows:

	McReynolds	Cobb	Newcity	Ingram	Anderson
Supplemental Benefit Plan	$2,062	$–	$–	$–	$–
Deferred Salary Agreement	8,423	–	–	–	–
Total Increase	$10,485	$–	$–	$–	$–

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2021 Non-Qualified Deferred Compensation” for additional information on outstanding vested RSUs.

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(4) All Other Compensation for 2021 consists of the following:
	McReynolds	Cobb	Newcity	Ingram	Anderson
401(k) Company Match	$8,700	$8,700	$8,700	$8,700	$8,700
DC Contribution	14,500	14,500	14,500	14,500	14,500
24-Hour Accidental Death Premiums	180	180	180	180	180
Perquisites(i)	19,191	–	–	–	–
Gross-Ups(ii)	6,047	–	–	–	5,694
Total Other Compensation	$48,618	$23,380	$23,380	$23,380	$29,074
(i)

Perquisites value for Ms. McReynolds include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. Ms. McReynolds’ perquisite value also includes limited personal use of Company aircraft and a Christmas gift from the Company. The Company also provides a Christmas gift to each of the other Board members.

No other Named Executive Officer received perquisites in excess of $10,000 during 2021, and therefore no value is reported.

(ii)

Tax gross-ups for Ms. McReynolds and Mr. Anderson are for gifts related to the Company’s annual President’s Club event and spousal travel on a Company airplane to a Company or industry event.

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2021 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for 2021:

Name	Award Type(1)	Approval Date(2,3,4)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2,3)			All Other Stock Awards
				Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Judy R. McReynolds	AIP	2/22/2021	2/22/2021	$309,000	$824,000	$2,060,000
	C-LTIP	2/22/2021	2/22/2021	375,000	1,000,000	2,500,000
	RSU	4/28/2021	5/11/2021				11,400	$990,774
David R. Cobb	AIP	2/22/2021	2/22/2021	133,594	356,250	890,625
	C-LTIP	2/22/2021	2/22/2021	150,000	400,000	1,000,000
	RSU	4/28/2021	5/11/2021				4,600	399,786
Michael E. Newcity	AIP	2/22/2021	2/22/2021	98,304	262,143	655,358
	C-LTIP	2/22/2021	2/22/2021	101,250	270,000	675,000
	RSU	4/28/2021	5/11/2021				3,100	269,421
James A. Ingram	AIP	2/22/2021	2/22/2021	93,442	249,177	622,944
	C-LTIP	2/22/2021	2/22/2021	101,250	270,000	675,000
	RSU	4/28/2021	5/11/2021				3,100	269,421
Dennis L. Anderson II	AIP	2/22/2021	2/22/2021	97,914	261,105	652,763
	C-LTIP	2/22/2021	2/22/2021	103,125	275,000	687,500
	RSU	4/28/2021	5/11/2021				3,100	269,421
(1)

Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2021-2023 performance period)

(2)

The performance criteria for the 2021 AIP award were approved by the Committee on February 22, 2021. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column with respect to the 2021 AIP award represent the threshold, target and maximum payment levels of the 2021 AIP. The target amount reflected is calculated based on base salary earned in 2021. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” The actual amount of the AIP award paid for 2021 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)

The performance criteria for the 2021-2023 C-LTIP award were approved by the Committee on February 22, 2021. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to C-LTIP awards granted in 2021. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Long-Term Cash Incentive Compensation.”

(4)

The RSU award was approved by the Committee on April 28, 2021. As provided in the equity award policy, the grant date for the award was five business days following the quarter’s earnings release. Value shown reflects the grant date fair value ($86.91 per share) of RSU awards made under the Ownership Incentive Plan on May 11, 2021, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures and adjusted for present value of dividends (which are not payable with respect to RSUs granted to Named Executive Officers).

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan

Annual incentive compensation plan (“AIP”) awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned AIP awards. However, if a participant terminates during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participant remains eligible to receive a prorated AIP award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. Payment of a prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. The Amended and Restated 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for certain key employees as required by Section 409A of the Internal Revenue Code (“IRC”). Target incentive levels and information on performance goals are set forth in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

Cash Long-Term Incentive Compensation Plan

Generally, participants in the cash long-term incentive compensation plan (“C-LTIP”) must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if a participant has at least 12 months of employment during a measurement period, such participant is eligible for a prorated benefit upon early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, with payment determined based on target value for awards starting in 2020 (or base salary received during the measurement period for awards prior to 2020), and payment, if any, is made at the end of the measurement period based upon actual performance results. Additional detail regarding the 2021 awards granted under the C-LTIP can be found in “Compensation Discussion & Analysis – Components of Compensation – Long-Term Cash Incentive Compensation.”

Stock Awards under the Ownership Incentive Plan

RSUs were granted under the Company’s Ownership Incentive Plan on May 11, 2021. Vesting and settlement of RSUs generally occurs on the earlier of (i) (a) the fifth anniversary of the award date for RSUs awarded prior to 2018, (b) the fourth anniversary of the award date for RSUs awarded in 2018 through 2020, (c) the third anniversary of the award date for RSUs awarded in 2021, or (ii) the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs for good reason or without cause within 24 months of a change in control of the Company (as defined in the Amended and Restated 2012 Change in Control Plan), the participant’s outstanding RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares each month for awards prior to 2018, 1/48 of the total number of shares each month for awards in 2018 through 2020, and 1/36 of the total number of shares each month for awards starting in 2021. In each case, pro rata vesting will continue through the earlier of (i) participant’s normal retirement eligibility date, (ii) the participant’s termination from employment, or (iii) the end of the vesting period. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or, if earlier, the end of the applicable vesting period. All RSUs granted following a participant reaching normal retirement eligibility will be vested in full upon grant. No dividends are paid to Named Executive Officers on RSUs.

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Outstanding Equity Awards at 2021 Year-End

The following table provides information related to any equity-based awards outstanding for the Named Executive Officers, as of December 31, 2021:

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Judy R. McReynolds	05/12/2017(3) 08/01/2018(4) 05/09/2019(5) 05/12/2020(6) 05/11/2021(7)	1,980 2,377 9,033 24,675 11,400	$237,303 284,883 1,082,605 2,957,299 1,366,290
David R. Cobb	05/12/2017(3) 08/01/2018(4) 05/09/2019(5) 05/12/2020(6) 05/11/2021(7)	860 890 3,633 9,333 4,600	$103,071 106,667 435,415 1,118,560 551,310
Michael E. Newcity	05/12/2017(3) 08/01/2018(4) 05/09/2019(5) 05/12/2020(6) 05/11/2021(7)	11,500 5,400 8,900 13,300 3,100	$1,378,275 647,190 1,066,665 1,594,005 371,535
James A. Ingram	05/12/2017(3) 08/01/2018(4) 05/09/2019(5) 05/12/2020(6) 05/11/2021(7)	12,400 5,500 9,100 13,300 3,100	$1,486,140 659,175 1,090,635 1,594,005 371,535
Dennis L. Anderson II	05/12/2017(3) 08/01/2018(4) 05/09/2019(5) 05/12/2020(6) 05/11/2021(7)	9,200 4,300 7,100 13,500 3,100	$1,102,620 515,355 850,935 1,617,975 371,535
(1)

Vesting and settlement of RSUs generally occurs on the earlier of (i)(a) the fifth anniversary of the award date for RSUs awarded prior to 2018, (b) the fourth anniversary of the award date for RSUs awarded in 2018 through 2020, (c) the third anniversary of the award date for RSUs awarded starting in 2021, or (ii) the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, RSUs will vest in full. If termination of the participant occurs for good reason or without cause within 24 months of a change in control of the Company (as defined in the Amended and Restated 2012 Change in Control Plan), the participant’s outstanding RSUs become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. From that 12-month anniversary forward, employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment, continue to vest in 1/60 of their RSU awards each month for awards prior to 2018, 1/48 of their RSU awards each month for awards in 2018 through 2020, and 1/36 of the total number of shares each month for awards starting in 2021. Ms. McReynolds and Mr. Cobb have attained early retirement eligibility in accordance with the terms of the RSU awards.

(2)

Reflects the value of unvested RSUs as of December 31, 2021, awarded under the ArcBest Corporation Ownership Incentive Plan, as amended and restated, based on the closing market price of the Common Stock of $119.85 on December 31, 2021.

(3)

These RSU awards fully vest on May 12, 2022, the fifth anniversary of their grant date.

(4)

These RSU awards fully vest on August 1, 2022, the fourth anniversary of their grant date.

(5)

These RSU awards fully vest on May 9, 2023, the fourth anniversary of their grant date.

(6)

These RSU awards fully vest on May 12, 2024, the fourth anniversary of their grant date.

(7)

These RSU awards fully vest on May 11, 2024, the third anniversary of their grant date.

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2021 Option Exercises and Stock Vested

The following table provides information related to RSUs that vested during 2021 for the Named Executive Officers. None of our Named Executive Officers held stock option awards during 2021.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1,2)	Value Realized on Vesting ($)(3)
Judy R. McReynolds	36,395	$ 2,819,276
David R. Cobb	40,984	2,631,465
Michael E. Newcity	11,500	995,670
James A. Ingram	12,400	1,073,592
Dennis L. Anderson II	8,100	701,298
(1)

The 2016 RSU awards fully vested and settled on May 6, 2021. All of the shares issued for the 2016 RSU award at final vesting are free of vesting and ownership restrictions. All shares owned by executive officers are subject to company-imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers, as discussed in the Compensation Discussion & Analysis.

(2)

The RSUs held by Ms. McReynolds and Mr. Cobb were subject to pro rata vesting in 2021 because each of these executive officers had attained early retirement eligibility under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement eligibility are not settled until the earlier of the original vesting date (five years from the grant date for awards prior to 2018, four years from the grant date for awards in 2018 through 2020, and three years from the grant date for awards in 2021) or the date of a qualifying termination of employment. As such, while the value of all pro rata vesting in 2021 is reflected in the Option Exercises and Stock Vested table above, Ms. McReynolds and Mr. Cobb have not yet received the shares that vested in 2021 based on qualification for early retirement under awards that did not fully vest in 2021.

	McReynolds Vested in 2021	Cobb Vested in 2021
2016 RSU Award (settled)	1,980	9,800
2017 RSU Award	5,940	12,040
2018 RSU Award	4,075	5,210
2019 RSU Award	6,775	7,267
2020 RSU Award	17,625	6,667
2021 RSU Award	–	–
Total vesting in 2021	36,395	40,984
(3) Value realized on RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of shares that vest on that date.

2021 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Security Holders	1,482,399(1)	–	1,317,490
Equity Compensation Plans Not Approved By Security Holders	–	–	–
(1)

This amount reflects outstanding RSU awards under the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Plan”), which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The Plan does not permit reload options. Pursuant to the Second Amendment to the Plan, approved by the Company’s stockholders on April 29, 2021, the aggregate number of shares that have been reserved for issuance pursuant to awards under the Plan is 4,874,500. No options have been granted under the Plan. The Committee administers the Plan.

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2021 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2021, under the SBP and DSA for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Judy R. McReynolds(1)	Supplemental Benefit Plan (SBP) Deferred Salary Agreement (DSA)	10.7 10.7	$ 417,272 148,810	$ – –
David R. Cobb(2)		–	–	–
Michael E. Newcity(2)		–	–	–
James A. Ingram(2)		–	–	–
Dennis L. Anderson II(2)		–	–	–
(1)

Ms. McReynolds elected to cease participation in the SBP and DSA, and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)

Messrs. Newcity, Ingram and Anderson were promoted to eligible roles after the SBP and DSA were closed to new entrants. Mr. Cobb was hired after the SBP and DSA were closed to new entrants. As such, Messrs. Cobb, Newcity, Ingram and Anderson are not eligible to participate in the SBP or DSA.

(3)

The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the SBP rather than age 65. Such assumptions are discussed in Note J to the Company’s consolidated financial statements in the 2021 Annual Report. The earliest date a benefit can be paid with no benefit reduction under the SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

Supplemental Benefit Plan (frozen)

The SBP supplements benefits under the Company’s non-contractual defined benefit pension plan (“Pension Plan”), which was terminated effective December 31, 2017 and fully liquidated as of December 31, 2019. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Benefits under the SBP were calculated as an annuity and then converted to a lump sum. The Pension Plan benefit was then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1.0% x $400 x years of service + 2.0% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Deferred Salary Agreements (frozen)

The Company and ABF Freight have unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF Freight intends to enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

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The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferred salary accruals, all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

2021 Non-Qualified Deferred Compensation

The following table shows the Named Executive Officers’ deferred compensation activity during 2021 with respect to outstanding vested RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Stock Awards under the Plan” section and in footnote (1) to the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4,5)
Judy R. McReynolds	$2,819,276	$–	$5,968,715	$2,571,426	$9,268,600
David R. Cobb	2,631,465	–	2,406,781	848,484	3,737,402
Michael E. Newcity	–	–	–	–	–
James A. Ingram	–	–	–	–	–
Dennis L. Anderson II	–	–	–	–	–
(1)

The executive contribution amount represents the value realized on vesting of all RSUs that vested during 2021 due to early retirement eligibility, as previously reported in the “2021 Option Exercises and Stock Vested” table.

(2)

The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Common Stock of $42.67 as of December 31, 2020 and $119.85 as of December 31, 2021, multiplied by the number of vested RSUs as of December 31, 2021, described in footnote (4) below.

(3)

The value in the Aggregate Withdrawals/Distributions column represents the value of the 2016 RSU awards that fully vested and were settled on May 6, 2021. The value is based on the closing market price of Common Stock of $86.58 on the settlement date, and includes 29,700 RSUs for Ms. McReynolds and 9,800 RSUs for Mr. Cobb.

(4)

Includes the value associated with 77,335 vested but unsettled RSUs for Ms. McReynolds and 31,184 vested but unsettled RSUs for Mr. Cobb. The value is based on the closing market price of the Common Stock of $119.85 on December 31, 2021. RSUs that vested during 2021 are reported in the “2021 Option Exercises and Stock Vested” table.

(5)

The aggregate grant date fair value with respect to RSUs in prior years (2017-2020), including those previously reported in the “Summary Compensation Table,” are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unsettled, the value associated with those RSUs as of December 31, 2021 (calculated as described in footnote (4) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2021 is reported in the “Stock Awards” column of the “Summary Compensation Table.”

	McReynolds	Cobb
2017 RSU Grant Date Fair Value	$ 480,546	$ 208,722
2018 RSU Grant Date Fair Value	726,002	271,694
2019 RSU Grant Date Fair Value	748,773	301,167
2020 RSU Grant Date Fair Value	806,238	304,960
Total	$ 2,761,559	$ 1,086,543

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Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control, other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this Proxy Statement.

The termination and change in control provisions existing as of December 31, 2021, are described below and quantified in the table on page 56. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC, where applicable.

Potential Payments upon Termination

Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

■

Accrued vacation;

■

Amounts earned but not yet paid under the annual incentive plan (“AIP”) and cash long-term incentive compensation plan (“C-LTIP”) (see the “Summary Compensation Table” section for amounts earned in 2021);

■

DSA benefit earned as of the DSA freeze date, paid monthly over 120 months (see the “2021 Pension Benefits” table for present value as of December 31, 2021, and more information regarding DSAs); and

■

SBP benefit earned as of the SBP freeze date, distributed as a lump sum (see “2021 Pension Benefits” for values).

Potential Payments upon Early Retirement

In the event a Named Executive Officer terminates and is eligible for early retirement, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service, but before age 65.

■

Vesting and settlement of a pro rata number of RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see “2021 Non-Qualified Deferred Compensation” table for values related to our early retirement-eligible Named Executive Officers); remaining unvested RSUs are forfeited;

■

Executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then-current COBRA rate until age 60. All retirees are responsible for paying a premium equivalent to $250 per individual covered, up to a maximum of $500, from age 60 to 65, and a reduced monthly premium after age 65; and

■

A pro rata benefit under the C-LTIP and under the AIP based on the grant value for C-LTIP awards starting in 2020 (or base salary received while a participant in the applicable measurement period for awards prior to 2020) and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on AIP awards and C-LTIP awards).

Potential Payments upon Normal Retirement, Death or Disability

In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65, and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months.

■

Full vesting and settlement of all RSUs;

■

Executive medical coverage, with the retired officer (or his or her eligible dependents) responsible for paying a reduced monthly premium after age 65; and

■

A pro rata benefit under the C-LTIP and under the AIP based on the target value for C-LTIP awards starting in 2020 (or base salary received while a participant in the applicable measurement period for awards prior to 2020) and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on AIP awards and C-LTIP awards).

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Potential Payments upon Termination After a Change in Control

Subject to the terms of the Amended and Restated 2012 Change in Control Plan (the “Change in Control Plan”), in the event of a change in control of the Company, if termination of a Named Executive Officer occurs within 24 months of the change in control for “good reason” or without “cause” (as such terms are defined in the Change in Control Plan), the Named Executive Officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination”:

■

RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible;

■

For annual awards that have not yet reached the end of the measurement period, a prorated benefit under the AIP based on the number of whole months completed during the applicable measurement period through the termination date;

■

Under the DSA, if termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum;

■

For C-LTIP awards that have not yet reached the end of the measurement period, a prorated benefit under the plan based on the number of whole months completed during the applicable measurement period through the termination date; amounts payable pursuant to such awards are computed and paid in the normal course of business and pursuant to the terms of the applicable plan after the end of the measurement period;

■

A lump sum cash payment equal to 24 months of the then-current COBRA rate to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination (“Medical Premiums”); and

■

A lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs (“Cash Severance”).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Company’s common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) below.

(ii)

In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the applicable agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the

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then-outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv)

The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) above.

(v)

A complete liquidation or dissolution of the Company.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse diminution in the Named Executive Officer’s title, duties or responsibilities; (ii) a reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or target bonus award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment of more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the Named Executive Officer’s (i) gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude; (iii) engaging in any material act of theft or material misappropriation of Company property; or (iv) breach of the Company’s Code of Conduct as such code may be revised from time to time.

The Change in Control Plan provides that, unless outstanding equity awards are substituted, assumed, or continued by the successor to the Company, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any outstanding performance-based awards being vested, settled and paid at a partial or full level based on the actual attainment of performance goals or, if not determinable, on a pro rata basis based on the assumed attainment of the target performance goals). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he or she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants; Clawback

Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed by or renders service to any competitor of the Company. Under the C-LTIP and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the ArcBest Corporation Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or C-LTIP awards outstanding and may provide that the recipient will forfeit any vested but unpaid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company. Under the Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and will not, without prior written consent from the Company, communicate or divulge any confidential information, knowledge or data to anyone at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, in the event of: (i) a material restatement of the Company’s financial statements due to non-compliance with any financial reporting requirement under applicable securities laws, regardless of the existence of misconduct or fault; (ii) an overpayment as the result of an error, including errors in determination of performance metric results or in the calculation of an officer’s covered compensation; or (iii) an Act of Misconduct (as such term is defined in the clawback policy) was committed by the officer. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and cancel unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in “Compensation Discussion & Analysis” in this Proxy Statement.

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An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

Quantification of Potential Payments upon Termination or Change in Control

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2021. The amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2021, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the Change in Control Plan. None of the Named Executive Officers are eligible for normal retirement; therefore, no data is shown for that scenario. Ms. McReynolds and Mr. Cobb are eligible for early retirement. None of the other Named Executive Officers are eligible for early retirement.

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See “2021 Pension Benefits” for benefits payable under the SBP and DSA. Benefits payable with respect to previously vested RSUs are quantified in the “2021 Non-Qualified Deferred Compensation” table.

Name	Benefit	General Termination ($)	Early Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Judy R. McReynolds	RSUs(1)	N/A	–	5,928,380	5,928,380	5,928,380
	Executive Medical(2)	N/A	759,356	417,030	759,356	–
	Accrued Vacation(3)	N/A	79,231	79,231	79,231	79,231
	DSA(4)	N/A	–	–	–	442,576
	C-LTIP(5)	N/A	4,339,079	4,339,079	4,339,079	3,896,503
	Annual Incentive Plan(6)	N/A	2,060,000	2,060,000	2,060,000	2,060,000
	Cash Severance(7)	N/A	–	–	–	4,309,286
	Medical Premiums(8)	N/A	–	–	–	33,672
	Total(9)	N/A	$7,237,666	$12,823,720	$13,166,046	$16,749,648
David R. Cobb	RSUs(1)	N/A	–	2,315,023	2,315,023	2,315,023
	Executive Medical(2)	N/A	811,482	442,481	811,482	–
	Accrued Vacation(3)	N/A	45,673	45,673	45,673	45,673
	C-LTIP(5)	N/A	1,703,454	1,703,454	1,703,454	1,703,454
	Annual Incentive Plan(6)	N/A	890,625	890,625	890,625	890,625
	Cash Severance(7)	N/A	–	–	–	1,016,579
	Medical Premiums(8)	N/A	–	–	–	45,144
	Total(9)	N/A	$3,451,234	$5,397,256	$5,766,257	$6,016,498
Michael E. Newcity	RSUs(1)	–	N/A	5,057,670	5,057,670	5,057,670
	Executive Medical(2)	–	N/A	442,481	836,878	–
	Accrued Vacation(3)	38,779	N/A	38,779	38,779	38,779
	C-LTIP(5)	661,928	N/A	1,328,594	1,328,594	1,328,594
	Annual Incentive Plan(6)	655,358	N/A	655,358	655,358	655,358
	Cash Severance(7)	–	N/A	–	–	828,405
	Medical Premiums(8)	–	N/A	–	–	45,144
	Total(9)	$1,356,065	N/A	$7,522,882	$7,917,279	$7,953,950
James A. Ingram	RSUs(1)	–	N/A	5,201,490	5,201,490	5,201,490
	Executive Medical(2)	–	N/A	448,323	830,912	–
	Accrued Vacation(3)	36,861	N/A	36,861	36,861	36,861
	C-LTIP(5)	665,655	N/A	1,340,655	1,340,655	1,340,655
	Annual Incentive Plan(6)	622,944	N/A	622,944	622,944	622,944
	Cash Severance(7)	–	N/A	–	–	793,377
	Medical Premiums(8)	–	N/A	–	–	44,592
	Total(9)	$1,325,460	N/A	$7,650,273	$8,032,862	$8,039,919

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Name	Benefit	General Termination ($)	Early Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Dennis L. Anderson II	RSUs(1)	–	N/A	4,458,420	4,458,420	4,458,420
	Executive Medical(2)	–	N/A	492,832	932,372	–
	Accrued Vacation(3)	38,625	N/A	38,625	38,625	38,625
	C-LTIP(5)	575,661	N/A	1,154,828	1,154,828	1,154,828
	Annual Incentive Plan(6)	652,763	N/A	652,763	652,763	652,763
	Cash Severance(7)	–	N/A	–	–	797,362
	Medical Premiums(8)	–	N/A	–	–	45,144
	Total(9)	$1,267,049	N/A	$6,797,468	$7,237,008	$7,147,142
(1)

The RSU value is calculated using a per-share price of $119.85, which is the closing market price of the Common Stock on December 31, 2021, multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested outstanding RSUs are quantified in the “2021 Non-Qualified Deferred Compensation” table.

(2)

The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2021, using the same assumptions as used by the Company for financial reporting purposes except that the values above are based on the Named Executive Officer’s actual age at December 31, 2021, for the applicable triggering events. The values shown for executive medical coverage in the event of the Named Executive Officer’s death reflect the value of health coverage for the Named Executive Officer’s surviving spouse.

(3)

The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2021.

(4)

The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2021, less the present value of the actual DSA benefit accrued as of December 31, 2021. An interest rate of 6.22% was used to value the lump-sum payment upon a change in control as provided under the terms of the DSA. See “2021 Pension Benefits” for the present value of currently vested DSA benefits.

(5)

The C-LTIP value is the sum of the full amount paid under the 2019-2021 cash long-term incentive compensation plan since all such amounts were earned as of December 31, 2021, plus the pro rata benefit accrued under the 2020-2022 and 2021-2023 cash long-term incentive compensation plans, calculated based on performance as of December 31, 2021. Amounts shown in the “General Termination” column represents amounts fully earned but unpaid as of December 31, 2021. For C-LTIP participants with a frozen DSA, the C-LTIP change in control value is equal to the C-LTIP change in control value in excess of the DSA change in control value, if any.

(6)

The AIP is equal to the annual incentive amount paid to each Named Executive Officer for 2021 since all such amounts were earned as of December 31, 2021 (reported in the “Summary Compensation Table”).

(7)

The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, as provided under the terms of the Change in Control Plan. See “Potential Payments upon Termination after a Change in Control” for additional information.

(8)

The medical premium is a lump sum payment equal to 24 months of the COBRA premium in effect as of December 31, 2021, to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer and his or her eligible dependents immediately prior to the date of termination. See “Potential Payments upon Termination after a Change in Control” for additional information.

(9)

Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits that are currently vested and payable under the DSA or SBP (each reported in “2021 Pension Benefits”) or with respect to previously vested outstanding RSU awards (reported in the “2021 Non-Qualified Deferred Compensation” table), except to the extent a change in control or other triggering event creates an additional benefit above what was reported in either table.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. McReynolds, our CEO. That ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

For 2021, our last completed fiscal year:

■

The total annual compensation of our median employee was $85,105.70.

■

The total annual compensation of Ms. McReynolds, as reported in the Summary Compensation Table in this Proxy Statement, was $6,006,288.88.

■

Based on this information, for 2021 the ratio of the total annual compensation of Ms. McReynolds to the median employee total annual compensation was 70.57 to 1.

Per SEC rules, the Company is permitted to use the same median employee for up to three years, unless there has been a change in the Company’s employee population or compensation arrangements that the Company reasonably believes would result in a significant change in the disclosure. Because there were no material changes to our employee population or compensation programs that we believe would significantly impact the pay ratio disclosure, we used the same median employee as used for 2020. SEC rules allow the exclusion of employees who became employees as a result of an acquisition of a business during the fiscal year; therefore, in making the determination to use the same median employee, we excluded employees that become employees as a result of ArcBest’s acquisition of MoLo Solutions, LLC in November 2021. We calculated 2021 compensation for the median employee using the same methodology used to calculate Ms. McReynolds’ total annual compensation as reflected in the Summary Compensation Table in this Proxy Statement. With respect to the total annual compensation of Ms. McReynolds, we used the amount reported in the “Total” column for 2021 of the Summary Compensation Table of this Proxy Statement.

For a description of the methodology used to identify our median employee for fiscal year 2020, please refer to the CEO Pay Ratio section within our 2021 Proxy Statement filed with the SEC on March 16, 2021.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices.

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PROPOSAL II.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote “FOR” Proposal II.

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on a resolution to approve the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”). At the 2011 and 2017 Annual Meetings, stockholders voted in favor of the Board’s recommendation to hold a Say on Pay Vote on an annual basis, and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes. The next such vote is expected to occur at the 2023 Annual Meeting.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, the Board has submitted the following resolution to be voted on by our stockholders at the 2022 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal II, we encourage you to carefully review the “Compensation Discussion & Analysis” section and executive compensation tables of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal II is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of Directors who meet the independence standards and financial literacy requirements defined by the SEC and Nasdaq, and we operate under a written charter approved by the Board. The Audit Committee’s composition, member attributes and responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Messrs. Eliasson and Hogan and Ms. Stipp are Board-designated Audit Committee Financial Experts as defined under applicable SEC and Nasdaq rules.

As part of our responsibilities, the Audit Committee oversaw the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities related to the audited consolidated financial statements in the Company’s 2021 Annual Report, we reviewed and discussed with management, among other things:

■

the Company’s audited consolidated financial statements for 2021 and recommended to the Board they be included in the Company’s Annual Report;

■

the representations of management that those consolidated financial statements were prepared in accordance with generally accepted accounting principles;

■

the quality and acceptability of the accounting principles;

■

the reasonableness of significant accounting judgments and critical accounting policies and estimates;

■

the clarity of disclosures in the consolidated financial statements;

■

the adequacy and effectiveness of the Company’s financial reporting procedures, including disclosure controls and procedures; and

■

the adequacy and effectiveness of the Company’s internal controls over financial reporting, including the report of management’s assessment on the effectiveness of internal controls over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is also responsible for the appointment, termination, compensation, evaluation and oversight of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, including review of the firm’s qualifications, performance and independence. EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. EY is also responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. We reviewed and discussed with EY its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, reasonableness of significant accounting judgments, and critical accounting policies and estimates, and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, we received the written disclosures and the letter from EY as required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and discussed with EY its independence from management and the Company. We considered the compatibility of non-audit services performed by EY and determined the non-audit services to be compatible with EY’s independence.

We discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, we reviewed the performance, responsibilities, and staffing of the Company’s internal auditors. We also oversaw compliance with the Company’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints. Furthermore, we met with members of management to discuss the results of the Company’s legal and ethical compliance programs.

The Audit Committee provided oversight of the Company’s risk management policies and processes, and we reviewed and discussed with members of senior management significant risks identified by management in various areas of the Company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, and related party transactions.

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In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from EY dated February 25, 2022, with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2021, and with respect to the effectiveness of the Company’s internal controls over financial reporting, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s 2021 Annual Report for filing with the SEC.

Audit Committee
Janice E. Stipp, Chair Fredrik J. Eliasson Michael P. Hogan Steven L. Spinner

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PROPOSAL III.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote “FOR” Proposal III.

The firm of Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2021. The Audit Committee has appointed EY to continue in that capacity for fiscal year 2022, subject to the Audit Committee’s approval of an engagement agreement and related service fees. EY has served as the Company’s independent auditor since 1972. The Audit Committee and the Board believe it is in the best interests of the Company and its stockholders to retain EY as the Company’s independent auditor for fiscal year 2022, and recommend that a resolution be presented to the stockholders at the 2022 Annual Meeting to ratify that appointment.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation and oversight of the Company’s independent auditor, including review of EY’s qualifications, performance and independence. The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

■

the quality and efficiency of the current and historical services provided by EY;

■

EY’s capability and expertise in handling the breadth and complexity of the Company’s operations;

■

the quality and candor of EY’s communications with the Audit Committee;

■

external data on EY’s audit quality and performance, including recent PCAOB reports;

■

EY’s independence from the Company;

■

the appropriateness of EY’s fees;

■

EY’s tenure as the Company’s independent auditor, including the benefits of the extensive institutional knowledge EY has gained through the years and the controls and processes in place to help ensure EY’s continued independence; and

■

the costs associated with onboarding a new independent auditor due to training and lost efficiencies.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY will attend the 2022 Annual Meeting. They will have the opportunity, following the meeting, to make a statement and respond to appropriate questions from stockholders.

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Independent Auditor’s Fees and Services

The following is a summary of the fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2021 and December 31, 2020:

Fee Category	2021 Fees(1)	2020 Fees
Audit Fees	$ 1,705,000	$ 1,412,500
Audit-Related Fees	71,000	–
Tax Fees	33,483	37,463
All Other Fees	2,500	2,000
Total Fees	$ 1,811,983	$ 1,451,963
(1) Audit Fees include actual and expected billings for fees and expenses related to the 2021 financial statement audit.

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards. Fees for 2021 include fees billed for incremental audit activities associated with the acquisition of MoLo Solutions, including valuation work and purchase price testing, internal control testing around business combinations and testing of incremental activity during the November through December stub period.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees

Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by EY. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. EY and management are required to periodically report to the Audit Committee regarding the extent of services provided by EY in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s audit fees, audit-related fees, tax fees and all other fees for each of the fiscal years ended December 31, 2021 and December 31, 2020 and none of the fees were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

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PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Common Stock as of February 28, 2022 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each officer who is listed in the Summary Compensation Table (collectively the “Named Executive Officers”) and each director and director nominee; and (iii) all current directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the table below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after February 28, 2022, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), or (iii) vested but unsettled due to the Director’s or officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On February 28, 2022, there were 24,592,454 shares of Common Stock outstanding.

(i) Name / Address	Shares Beneficially Owned	Percentage of Shares Outstanding
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10055	4,152,529	16.89%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard, Malvern, PA 19355	2,658,888	10.81%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One, Austin, TX 78746	1,865,215	7.58%

(ii) Name	Position
Judy R. McReynolds(4,5)	Chairman, President and CEO	139,572	*
Eduardo F. Conrado(4)	Director	21,392	*
Fredrik J. Eliasson(4)	Director	10,100	*
Stephen E. Gorman(4)	Director	18,400	*
Michael P. Hogan(4)	Director	22,163	*
Kathleen D. McElligott(4)	Director	20,900	*
Craig E. Philip(4)	Director	31,800	*
Steven L. Spinner(4)	Director	7,992	*
Janice E. Stipp(4)	Director	22,992	*
Dennis L. Anderson II(4)	Chief Customer Officer	7,871	*
David R. Cobb(4,6)	Chief Financial Officer	56,187	*
James A. Ingram(4)	Chief Operating Officer - Asset-Light Logistics	–	*
Michael E. Newcity(4)	Senior Vice President–Chief Innovation Officer and ArcBest Technologies President	–	*
(iii) All Current Directors and Executive Officers as a Group (18 total)(7)		416,895	1.68%

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*

Less than 1%

(1)

Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 27, 2022, BlackRock, Inc. has sole voting power with respect to 4,050,815 shares of Common Stock and sole dispositive power with respect to 4,152,529 shares.

(2)

Based on information contained in Amendment No. 11 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 9, 2022, The Vanguard Group, Inc. has sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 24,663 shares, sole dispositive power with respect to 2,615,147 shares and shared dispositive power with respect to 43,741 shares.

(3)

Based on information contained in Amendment No. 13 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2022, Dimensional Fund Advisors LP has sole voting power with respect to 1,830,168 shares of Common Stock and sole dispositive power with respect to 1,865,215 shares.

(4)

Includes RSUs that are (i) scheduled to vest within 60 days after February 28, 2022, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), or (iii) vested but unsettled due to the Director’s or Named Executive Officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted, as follows:

As of February 28, 2022
McReynolds	85,961
Conrado	17,792
Eliasson	–
Gorman	1,300
Hogan	7,392
McElligott	10,500
Philip	1,300
Spinner	1,192
Stipp	1,192
Anderson	–
Cobb	34,579
Ingram	–
Newcity	–
(5)

Includes 53,611 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(6)

Includes 14,900 shares held by the David R. Cobb Living Trust, of which Mr. Cobb is trustee, and 1,000 shares held by the Carenda L. Cobb Living Trust, of which Carenda L. Cobb, the spouse of Mr. Cobb, is trustee.

(7)

Includes 187,566 RSUs that will vest in 60 days; are vested but deferred (and payable on a specified date or separation from service with the Company); or are vested but unsettled either due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s Plan.

Delinquent Section 16(a) Reports

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted by the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2021, except, due to inadvertent oversight, a Form 4 for Dr. Philip to report an open market sale was filed one day late and a Form 5 to report a gift transaction for Ms. McReynolds that occurred in 2021 was filed late.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

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INFORMATION ABOUT THE MEETING

The 2022 Annual Meeting will be held on April 27, 2022, at 8:00 a.m. CDT at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916 and virtually via the internet at www.proxydocs.com/arcb. Stockholders, whether attending in person or virtually via the internet, will have the opportunity to ask questions during the meeting and vote during the open poll portion of the meeting. The question period of the Annual Meeting will be open for up to 20 minutes for stockholder questions to be answered by Company personnel during the meeting. In preparing questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com. To attend the Annual Meeting virtually, you must preregister at www.proxydocs.com/arcb using the control number found on your proxy card or voting instruction form. After registering, you will receive further instructions via email, including your unique links to access the meeting, view the list of stockholders of record, submit questions and vote at the virtual Annual Meeting.

Help and technical support for virtually accessing and participating in the Annual Meeting will be available during the meeting. An email address for support will be provided during the registration process and a toll-free support number will be provided in the email that you will receive approximately one hour prior to the meeting.

Record Date

The Board has fixed the close of business on February 28, 2022, as the record date for the 2022 Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Stockholders may contact us at invrel@arcb.com, up to 10 days prior to the Annual Meeting to inspect the list of stockholders.

Voting

Stockholders of Record. If you are a registered stockholder, you may vote your shares of the Company’s common stock by proxy or during the meeting (whether attending in person or virtually via the internet). To vote virtually during the meeting, use the link provided in the email you will receive one hour prior to the meeting start time, and follow the instructions on the website to cast your vote. To vote in advance of the Annual Meeting, either: (i) visit www.proxydocs.com/arcb to submit your proxy online; (ii) call 1-866-883-3382 to submit your proxy by telephone through an automated system; or (iii) mail a signed and dated proxy card in the envelope provided if you requested paper materials.

Beneficial Holders. If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not provide voting instructions, the entity that owns your shares will only be permitted to vote your shares on Proposal III (Ratification of the Independent Auditor). Your broker cannot vote on Proposal I (Election of Directors) or Proposal II (Advisory Vote to Approve Executive Compensation) without your instructions. This is called a “broker non-vote.”

If you vote by Internet or telephone or submit a properly signed and dated proxy card, the individuals designated by the Board will vote your shares in accordance with your instructions. If you do not vote or return your proxy card, your shares cannot be voted by proxy. If you return a signed proxy card that does not provide complete voting instructions, your shares will be voted as recommended by the Board. Your proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Guests. Guests may attend the Annual Meeting in person without advanced registration or virtually with advanced registration. To register to attend virtually as a guest, contact us at invrel@arcb.com, by 5:00 p.m. (CDT), on or before April 17, 2022. Guests are not entitled to ask questions or vote during the Annual Meeting.

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Revoking a Proxy

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2022 Annual Meeting by: (i) timely submitting new voting instructions by Internet, by telephone voting system or by delivering a valid, duly executed proxy card bearing a later date; (ii) voting during the 2022 Annual Meeting before the open poll portion of the Annual Meeting closes; however, attending the meeting without voting will not revoke any previously submitted proxy; or (iii) delivering written notice of revocation to the Corporate Secretary of the Company at 8401 McClure Drive, Fort Smith, Arkansas 72916, by 5:00 p.m. (CDT), on or before April 26, 2022. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Quorum

On the record date, there were 24,592,454 shares of ArcBest common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of common stock will constitute a quorum for purposes of the 2022 Annual Meeting. If there is not a quorum at the meeting (either in person, virtually or represented by proxy), the holders of a majority of the shares entitled to vote who are represented in person, virtually or by proxy may adjourn the meeting from time to time, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Equiniti Trust Company, also known as EQ.

Required Votes

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-Votes
Proposal I (Election of Directors)	A nominee is elected by a plurality of the votes cast	None
Proposal II (Advisory Vote to Approve Executive Compensation)	The affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” this proposal. Broker non-votes will not affect the outcome of the vote.
Proposal III (Ratification of Appointment of Independent Registered Public Accounting Firm)	The affirmative vote by the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” the proposal. There should not be any broker non-votes.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by proxy will be voted for the election of each of the director nominees; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

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OTHER MATTERS

Neither the Company nor the Board knows of any matters that will be presented for action at the 2022 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to the Company or the Board should come before the 2022 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, electronic communication or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)
c/o Corporate Secretary
ArcBest Corporation
P.O. Box 10048
Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication. We reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Procedure for Submitting Stockholder Proposals for 2023 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, any stockholder who intends to present a proposal at the 2023 Annual Meeting and wishes to have that proposal included in the Company’s proxy statement and proxy related to the 2023 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 18, 2022. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, 8401 McClure Drive, Fort Smith, Arkansas 72916. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 18, 2022, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2023 Annual Meeting.

In addition, pursuant to the advanced notice procedure in the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2023 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement pursuant to Rule 14a-8 discussed above, must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary at the address set forth above no earlier than the close of business on December 28, 2022, and no later than the close of business on January 27, 2023. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2022 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2023 Annual Meeting, and in the event that the first public

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announcement of the date of the 2023 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement. Such stockholder notices must set forth the information specified in the Company’s bylaws. For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

Householding of Proxy Materials

Certain stockholders sharing an address may have received only one copy of the Company’s proxy materials. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2021 Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation
Attention: Vice President–Investor Relations
P.O. Box 10048
Fort Smith, Arkansas 72917-0048
Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly:
by Internet, by telephone or by signing, dating and returning a proxy card.

Fort Smith, Arkansas Date: March 18, 2022	MICHAEL R. JOHNS Secretary

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ArcBest
More Than Logistics

8401 McClure Drive,
Fort Smith, Arkansas 72916

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ArcBest®

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxydocs.com/arcb
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 26, 2022.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 26, 2022.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided, if you received one in time to be received by April 27, 2022.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back a Voting Instruction Card.

Please detach here

The Board of Directors Recommends a Vote FOR all of the nominees listed in Proposal I and FOR Proposals II and III.

I. Election of Directors: 01 Eduardo F. Conrado 02 Fredrik J. Eliasson 03 Stephen E. Gorman 04 Michael P. Hogan 05 Kathleen D. McElligott 06 Judy R. McReynolds 07 Craig E. Philip 08 Steven L. Spinner 09 Janice E. Stipp

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

II. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL I AND FOR PROPOSALS II AND III.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxydocs.com/arcb.

ArcBest Corporation

Our Annual Meeting will be held in person at 8401 McClure Drive, Fort Smith, Arkansas 72916 and live via the Internet – please visit www.proxydocs.com/arcb for more details.

ArcBest Corporation
8401 McClure Drive
Fort Smith, Arkansas 72916

proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2022.

Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of ArcBest Corporation to be held at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916 and virtually at www.proxydocs.com/arcb, at 8:00 a.m. CDT on Wednesday, April 27, 2022, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, which are FOR all of the nominees listed in Proposal I and FOR Proposals II and III. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked at any time prior to the voting thereof.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors.

See reverse for voting instructions.